    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 1996



                                                       REGISTRATION NO. 333-4339

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                                TIME WARNER INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                  7812                                 13-1388520
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                            ------------------------
                              75 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10019
                                 (212) 484-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                              PETER R. HAJE, ESQ.
                 75 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10019
                                 (212) 484-7580
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                WITH A COPY TO:
                            ROBERT B. SCHUMER, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
             1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019
                                 (212) 373-3097
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the Securities registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


                                                                PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO         OFFERING PRICE        AGGREGATE      REGISTRATION
            TO BE REGISTERED                 BE REGISTERED         PER UNIT(1)     OFFERING PRICE(1)       FEE
10 1/4% Series M Exchangeable Preferred
  Stock.................................  1,635,623 shares(2)        $1,000         $1,635,623,000     $564,008(3)
10 1/4% Series L Exchangeable Preferred
  Stock.................................          (4)                  (5)                (5)              (5)
10 1/4% Senior Subordinated Debentures
  due 2011..............................          (6)                  (5)                (5)              (5)


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) The maximum number of shares of Series M Exchangeable Preferred Stock that may be issued pursuant to this Registration Statement. This Registration Statement also relates to an indeterminate number of shares of Series M Exchangeable Preferred Stock that may be issued as dividends payable on shares of Series M Exchangeable Preferred Stock pursuant to the terms thereof.

(3) $551,724 of such registration fee was paid upon the original filing of the Registration Statement on May 23, 1996.



(4) The Series M Exchangeable Preferred Stock is exchangeable for the Series L Exchangeable Preferred Stock in certain circumstances. This Registration Statement relates to an indeterminate number of shares of Series L Exchangeable Preferred Stock that may be issued (i) in exchange for Series M Exchangeable Preferred Stock and (ii) as dividends payable on shares of Series L Exchangeable Preferred Stock pursuant to the terms thereof.



(5) Pursuant to Rule 457(i) of the Securities Act of 1933, as amended, no additional registration fee is payable in respect thereof.



(6) The Series L Exchangeable Preferred Stock is exchangeable for the Senior Subordinated Debentures due 2011 in certain circumstances. This Registration Statement relates to an indeterminate principal amount of Senior Subordinated Debentures that may be issued (i) in exchange for Series L Exchangeable Preferred Stock and (ii) as interest payable on such debentures pursuant to the terms thereof.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             CROSS REFERENCE SHEET
               LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY
                               PART I OF FORM S-4

ITEM NO.                                CAPTION                                       LOCATION IN PROSPECTUS
- --------   ------------------------------------------------------------------  ------------------------------------
    1.     Forepart of the Registration Statement and Outside Front Cover
             Page of Prospectus..............................................  Facing Page of Registration
                                                                                 Statement; Cross-Reference Sheet;
                                                                                 Outside Front and Inside Front
                                                                                 Cover Page of Prospectus
    2.     Inside Front and Outside Back Cover Pages of Prospectus...........  Inside Front Cover Pages of
                                                                                 Prospectus; Available Information
    3.     Risk Factors, Ratio of Earnings to Fixed Charges, and Other
             Information.....................................................  Prospectus Summary; Risk Factors;
                                                                                 The Company; Selected Historical
                                                                                 and Pro Forma Financial
                                                                                 Information; Consolidated
                                                                                 Capitalization
    4.     Terms of the Transaction..........................................  Prospectus Summary; The Exchange
                                                                                 Offer; The Company; Description of
                                                                                 Series M Preferred Stock; Certain
                                                                                 Federal Income Tax Considerations
    5.     Pro Forma Financial Information...................................  Not Applicable
    6.     Material Contracts with the Company being Acquired................  Not Applicable
    7.     Additional Information Required for Reoffering by Persons and
             Parties Deemed to be Underwriters...............................  Plan of Distribution
    8.     Interests of Named Experts and Counsel............................  Legal Opinion; Experts
    9.     Disclosure of Commission Position on Indemnification for
             Securities Act Liabilities......................................  Not Applicable
   10.     Information with Respect to S-3 Registrants.......................  Incorporation of Certain Documents
                                                                                 by Reference; Recent Developments
   11.     Incorporation of Certain Information by Reference.................  Incorporation of Certain Documents
                                                                                 by Reference
   12.     Information with Respect to S-2 or S-3 Registrants................  Not Applicable
   13.     Incorporation of Certain Information by Reference.................  Not Applicable
   14.     Information with Respect to Registrants Other than S-3 or S-2
             Registrants.....................................................  Not Applicable
   15.     Information with Respect to S-3 Companies.........................  Not Applicable
   16.     Information with Respect to S-2 or S-3 Companies..................  Not Applicable
   17.     Information with Respect to Companies Other than S-2 or S-3
             Companies.......................................................  Not Applicable
   18.     Information if Proxies, Consents or Authorizations are to Be
             Solicited.......................................................  Not Applicable
   19.     Information if Proxies, Consents or Authorizations are Not to Be
             Solicited, or in an Exchange Offer..............................  Summary; The Exchange Offer;
                                                                                 Description of Series M Preferred
                                                                                 Stock; Certain Federal Income Tax
                                                                                 Considerations; Incorporation of
                                                                                 Certain Documents by Reference

             SUBJECT TO COMPLETION, DATED                    , 1996

PROSPECTUS

                  OFFER TO EXCHANGE ALL OUTSTANDING SHARES OF
                 10 1/4% SERIES K EXCHANGEABLE PREFERRED STOCK
                                 FOR SHARES OF
                10 1/4% SERIES M EXCHANGEABLE PREFERRED STOCK OF
                                TIME WARNER INC.
                            ------------------------

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
       NEW YORK CITY TIME, ON                    , 1996, UNLESS EXTENDED
                            ------------------------

     Time Warner Inc., a Delaware corporation (the 'Company'), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the 'Letter of Transmittal,' and together with this Prospectus, the 'Exchange Offer'), to exchange shares of its 10 1/4% Series M Exchangeable Preferred Stock, par value $1.00 per share (the 'Series M Preferred Stock'), for any and all of the outstanding shares of 10 1/4% Series K Exchangeable Preferred Stock, par value $1.00 per share (the 'Series K Preferred Stock'), of the Company. The terms of the Series M Preferred Stock are substantially identical to the terms of the Series K Preferred Stock, except that the shares of Series M Preferred Stock will have been registered under the Securities Act of 1933, as amended (the 'Securities Act'), and will not contain terms restricting the transfer of such shares.


     The Company will accept for exchange any and all shares of Series K Preferred Stock that are validly tendered on or prior to 5:00 p.m., New York
City time, on the date the Exchange Offer expires, which will be               ,
1996, unless the Exchange Offer is extended (the 'Expiration Date'), provided that the Expiration Date shall in no event be later than the 180th day following the date on which the Registration Statement is declared effective. Tenders of shares of Series K Preferred Stock may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum number of shares of Series K Preferred Stock being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. See 'Exchange Offer.' The Company has agreed to pay the expenses of the Exchange Offer. In the event that the TBS Transaction (as defined herein) is consummated prior to the Expiration Date, this Exchange Offer will be terminated and each share of Series K Preferred Stock will be converted into a share of a substantially identical class of capital stock of New Time Warner (as defined herein). Such New Time Warner capital stock will be issued to the holders of Series K Preferred Stock pursuant to a registration statement on Form S-4 of New Time Warner.


     Holders  of shares  of Series  K Preferred Stock  whose shares  of Series K
Preferred Stock are not tendered and accepted in the Exchange Offer will continue to hold such shares of Series K Preferred Stock. Following consummation of the Exchange Offer, the holders of shares of Series K Preferred Stock will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the shares of Series K Preferred Stock held by them.

                                                  (cover continued on next page)



                            ------------------------
     SEE 'RISK FACTORS' BEGINNING ON PAGE 15 FOR A DISCUSSION OF MATERIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE SERIES M PREFERRED STOCK.


     The Company will not receive any proceeds from this Exchange Offer and no underwriter is being utilized in connection with the Exchange Offer.

THE  SECURITIES OFFERED HEREBY  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
     HAS THE SECURITIES AND EXCHANGE  COMMISSION OR ANY STATE  SECURITIES
       COMMISSION   PASSED  UPON  THE  ACCURACY   OR  ADEQUACY  OF  THIS
        PROSPECTUS. ANY REPRESENTATION TO  THE CONTRARY IS A  CRIMINAL
                                    OFFENSE.
                            ------------------------
              The date of this Prospectus is               , 1996.

INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY OR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(cover continued from previous page)


     1.6 million shares of the Series K Preferred Stock were issued and sold on April 11, 1996 and 35,623 shares were issued on June 30, 1996 as dividends in respect of the 1.6 million shares in transactions not registered under the Securities Act, in reliance upon exemptions provided in the Securities Act. Accordingly, the Series K Preferred Stock may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Shares of Series M Preferred Stock are being offered hereby in order to satisfy the obligations of the Company under the registration rights agreement relating to the Series K Preferred Stock (the 'Registration Rights Agreement'). See 'The Exchange Offer -- Purpose of the Exchange Offer.' Based on no-action letters issued by the staff of the Securities and Exchange Commission (the 'Commission') to third parties, the Company believes shares of Series M Preferred Stock to be issued in exchange for shares of Series K Preferred Stock pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such shares of Series K Preferred Stock directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such shares of Series M Preferred Stock are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such shares of Series M Preferred Stock. Eligible holders wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives shares of Series M Preferred Stock for its own account in exchange for shares of Series K Preferred Stock acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such shares of Series M Preferred Stock. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of shares of Series M Preferred Stock received in exchange for shares of Series K Preferred Stock acquired by such broker-dealer as a result of market-making activities or other trading activities. For a period of 90 days following the consummation of the Exchange Offer, the Company has agreed to use its best efforts to make this Prospectus available to broker-dealers who have identified themselves as such for use in connection with such resales. See 'Plan of Distribution.'



     Dividends on the Series M Preferred Stock, at the rate of 10 1/4% per annum, are cumulative and payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, commencing on December 30, 1996 (the 'First Dividend Payment Date'). Holders of Series K Preferred Stock whose shares of Series K Preferred Stock are accepted for exchange will be deemed to have waived the right to receive any payment in respect of any unpaid dividends on the Series K Preferred Stock that have accumulated or accrued to the date of the issuance of the Series M Preferred Stock. Consequently, on the First Dividend Payment Date holders who exchange their shares of Series K Preferred Stock for Series M Preferred Stock will receive the same dividends on the Series M Preferred Stock that holders of the Series K Preferred Stock who do not accept the Exchange Offer will receive on the Series K Preferred Stock. Dividends on the Series M Preferred Stock may be paid in cash or by issuing fully paid and nonassessable shares of Series M Preferred Stock as described herein.


     THE EXCHANGE  OFFER IS  NOT BEING  MADE  TO, NOR  WILL THE  COMPANY  ACCEPT
SURRENDERS FOR EXCHANGE FROM, HOLDERS OF SERIES K PREFERRED STOCK IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     There can be no assurance that an active public or private market for the Series M Preferred Stock will develop. Whether or not a market for the Series M Preferred Stock should develop, the shares of Series M Preferred Stock could trade at a discount from their aggregate liquidation preference. The Company does not intend to list the Series M Preferred Stock on a national securities exchange or to apply for quotation of the Series M Preferred Stock through the National Association of Securities Dealers Automated Quotation System. To the extent shares of Series K Preferred Stock are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted shares of Series K Preferred Stock could be adversely affected.

     The Company has been advised by the Initial Purchasers (as defined herein) that they intend to make a market in the Series M Preferred Stock; however, such entities are under no obligation to do so and any market making activities with respect to the Series M Preferred Stock may be discontinued at any time.

                             AVAILABLE INFORMATION


     The Company has filed with the Commission a registration statement relating to the Series M Preferred Stock offered hereby (together with all amendments and exhibits, referred to as the 'Registration Statement') under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. With respect to any contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a complete description thereof. Any statement made in this Prospectus as to the contents of any such contract, agreement or other document shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected without charge and copied at prescribed rates at the Public Reference Section maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661-2511.


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661; and copies of such material may be obtained upon written request addressed to the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc. ('NYSE'), 20 Broad Street, New York, New York, and the Pacific Stock Exchange Incorporated ('PSE'), 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California, on which one or more of the Company's securities are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents or information filed with the Commission:


          (a) the Company's Current Report on Form 8-K dated August 14, 1996 (the 'August 14, 1996 8-K');



          (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (the 'First Quarter 10-Q') and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 (the 'Second Quarter 10-Q');



          (c) the Company's Current Reports on Form  8-K dated August   ,  1996,
     August 6, 1996, May 15, 1996, April 11, 1996, April 4, 1996, April 2, 1996,
     March 25, 1996, March 22, 1996 and January 4, 1996;



          (d) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended by the Company's Form 10-K/A dated June 27, 1996 (the '10-K');


          (e) the description of the Company's Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-B filed with the Commission on December 8, 1983, pursuant to Section 12(b) of the Exchange Act, as amended from time to time;

          (f) the description of the rights issued to stockholders of the Company pursuant to the Rights Agreement, dated as of January 20, 1994, between the Company and Chemical Bank, as Rights Agent, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on January 24, 1994;

          (g) the TWE Partnership Agreement included as Exhibit (A) to the Company's Current Report on Form 8-K dated October 29, 1991, Exhibit 10(b) and Exhibit 10(c) to the Company's Current Report on Form 8-K dated July 14, 1992 and Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; and

          (h) all documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN BUT NOT DELIVERED HEREWITH (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: SHAREHOLDER RELATIONS, TIME WARNER INC., 75 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10019 (TELEPHONE NUMBER: (212) 484-6971).

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by reference to the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus and in the documents incorporated by reference in this Prospectus. Capitalized terms used in this Prospectus and not otherwise defined herein shall have the meanings set forth in the Glossary of Significant Terms beginning on page G-1.

THE COMPANY

GENERAL

     The Company is the world's leading media company, and has interests in three fundamental areas of business: Entertainment, consisting principally of interests in recorded music and music publishing, filmed entertainment, broadcasting, theme parks and cable television programming; News and Information, consisting principally of interests in magazine publishing, book publishing and direct marketing; and Telecommunications, consisting principally of interests in cable television systems. The Company is a holding company and its assets consist primarily of investments in its consolidated and unconsolidated subsidiaries, including Time Warner Entertainment Company, L.P., a Delaware limited partnership ('TWE').

TWE

     Substantially all of the Company's interests in filmed entertainment, broadcasting, theme parks and cable television programming and a majority of its interests in cable television systems are held through TWE. TWE was formed as a Delaware limited partnership in February 1992 pursuant to an Agreement of Limited Partnership, dated as of October 29, 1991, as amended from time to time (the 'TWE Partnership Agreement').

     The Company and certain wholly owned subsidiaries of the Company collectively own 74.49% of the pro rata priority capital interests in TWE (the 'TWE Series A Capital') and the residual equity partnership interests in TWE (the 'TWE Residual Capital'). The 25.51% of the TWE Series A Capital and TWE Residual Capital not owned by the Company and its subsidiaries are held by a wholly owned subsidiary of U S WEST, Inc., a Delaware corporation ('U S WEST'). Certain wholly owned subsidiaries of the Company (the 'Time Warner General Partners') also own 100% of the priority capital interests senior to the TWE Series A Capital (the 'TWE Senior Capital') and the priority capital interests that are junior to the TWE Series A Capital (the 'TWE Series B Capital'). The TWE Residual Capital, together with the TWE Contingent Capital (as defined herein) and any other interests which may be issued in the future, which are junior to the TWE Series B Capital, are sometimes referred to as 'TWE Junior Capital.' See 'TWE Partnership Interests.'

TBS TRANSACTION


     In September 1995, the Company announced that it had agreed to merge with Turner Broadcasting System, Inc. ('TBS'), a diversified information and entertainment company, by acquiring the approximate 80% interest in TBS that the Company does not already own. After an extensive review of the transaction by the staff of the Federal Trade Commission (the 'FTC') and in order to eliminate certain concerns raised by the FTC staff regarding the possible competitive effects of the transaction, the Company announced on July 17, 1996 that it had reached an agreement in principle with the staff of the FTC, TBS and Liberty Media Corporation ('LMC'), a subsidiary of Tele-Communications, Inc. and a shareholder of TBS, to make certain modifications to the previously-announced merger agreement and related documents which will allow the Company and TBS to proceed with their merger. The amendments to the Agreement and Plan of Merger, as amended (the 'TBS Merger Agreement'), between the Company and TBS and to the related agreements (collectively, the 'Amended TBS Merger Agreements') continue to provide for the merger of each of the Company and TBS with separate subsidiaries of a holding company ('New Time Warner'), that will combine, for financial reporting purposes, the consolidated net assets and operating results of the Company and TBS (the 'TBS Transaction'). In connection therewith, the issued and outstanding shares of each class of the capital stock of the Company, including the Series K Preferred Stock and the Series M Preferred Stock, are to be converted into shares of a substantially identical class of capital stock of New Time Warner. The TBS Transaction is expected to close early in the fourth quarter of 1996, but is still subject to customary closing conditions, including the approval of the shareholders of TBS and the Company and all necessary approvals of the Federal Communications Commission (the 'FCC'). In addition, a formal agreement reflecting the agreement in principle with the FTC staff must be submitted to the full Commission for its consideration and is subject to approval by the FTC commissioners. The holders of the Series K Preferred Stock and the Series M Preferred Stock will not be entitled to vote on the TBS Transaction. In the event that the TBS Transaction is consummated prior to the Expiration Date, this Exchange Offer will be terminated and each share of Series K Preferred Stock will be converted into a share of a substantially identical class of capital stock of New Time Warner. Such New Time Warner capital stock will be issued to the holders of the Series K Preferred Stock pursuant to a registration statement on Form S-4 of New Time Warner. For a further discussion of the TBS Transaction and related transactions, reference is made to the 10-K, the Second Quarter 10-Q and the August 14, 1996 8-K, which are incorporated herein by reference.


TWE PARTNERSHIP INTERESTS

     Each partner's interest in TWE consists of the initial priority capital and residual equity amounts that were assigned to that partner or its predecessor based on the estimated fair value of the net assets each contributed to TWE, as adjusted for the fair value of certain assets distributed by TWE to the Time Warner General Partners in 1993 which were not subsequently reacquired by TWE in 1995 ('Contributed Capital'), plus, with respect to the priority capital interests only, any undistributed priority capital return. The priority capital return consists of net partnership income allocated to date in accordance with the provisions of the TWE Partnership Agreement and the right to be allocated additional partnership income which, together with any previously allocated net partnership income, provide for the various priority capital rates of return specified in the table below. The sum of Contributed Capital and the undistributed priority capital return is referred to as 'Cumulative Priority Capital.' The ultimate realization of Cumulative Priority Capital could be affected by the fair value of TWE, which is subject to fluctuation. See 'Risk Factors.'


     A summary of the priority of Contributed Capital, the Company's ownership of Contributed Capital and Cumulative Priority Capital at June 30, 1996 and priority capital rates of return thereon is as set forth below.



                                                         CUMULATIVE
                                                          PRIORITY          PRIORITY
                                                         CAPITAL AT         CAPITAL          % OWNED BY
                                       CONTRIBUTED        JUNE 30,           RATES              THE
 PRIORITY OF CONTRIBUTED CAPITAL       CAPITAL(A)           1996          OF RETURN(B)        COMPANY
- ---------------------------------      -----------       ----------       ------------       ----------
                                                (BILLIONS)                (% PER ANNUM
                                                                           COMPOUNDED
                                                                           QUARTERLY)

TWE Senior Capital...............         $ 1.4             $1.5(c)            8.00%           100.00%
TWE Series A Capital.............           5.6              9.3              13.00%(d)         74.49%
TWE Series B Capital.............           2.9(g)           4.9              13.25%(e)        100.00%
TWE Residual Capital.............           3.3(g)           3.3(f)          --    (f)          74.49%


- ------------

 (a) Excludes partnership income or loss allocated thereto and is subject to any special income allocations for tax purposes.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (b) Income allocations related to priority capital rates of return are based on partnership income after any special income allocations for tax purposes.

 (c) Net of $366 million of partnership income distributed in 1995 representing the priority capital return thereon through June 30, 1995.

 (d) 11.00% to the extent concurrently distributed.

 (e) 11.25% to the extent concurrently distributed.

 (f) TWE Residual Capital is not entitled to stated priority rates of return and, as such, the Cumulative Priority Capital relating thereto is equal to the Contributed Capital relating thereto. However, in the case of certain events such as the liquidation or dissolution of TWE, the TWE Residual Capital is entitled to any excess of the then fair value of the net assets of TWE over the aggregate amount of Cumulative Priority Capital and special tax allocations.

 (g) The Contributed Capital relating to the TWE Series B Capital has priority over the priority returns on the TWE Series A Capital. The Contributed Capital relating to the TWE Residual Capital has priority over the priority returns on the TWE Series B Capital and the TWE Series A Capital.

                            ------------------------
     For  a  further  discussion  of the  TWE  Partnership  Interests, including
allocations  of  partnership  income  and  loss  and  distributions,  see   'TWE
Partnership Interests.'

                            ------------------------
     As used in this Prospectus, unless the context otherwise requires, the term 'Company' refers to Time Warner Inc. and its consolidated and unconsolidated subsidiaries, including TWE. Following the TBS Transaction, unless the context otherwise requires, references to the Company in its capacity as issuer of the Securities (as defined herein) will be deemed to be references to New Time Warner. For financial reporting purposes, the Company does not consolidate the results of operations of the Entertainment Group, consisting principally of TWE, with the Company's results of operations. TWE holds substantially all of the Company's interests in filmed entertainment, broadcasting, theme parks and cable television programming and a majority of the Company's interests in cable television systems. Although TWE manages substantially all the cable systems owned by the Company, TWE and a joint venture ('TWE-Advance/Newhouse Partnership') between TWE and Advance/Newhouse Partnership ('Advance/Newhouse'), the results of operations of the cable systems owned by the Company's consolidated subsidiaries are included in the Company's consolidated results, while the results of operations of the cable systems owned by TWE and the TWE-Advance/Newhouse Partnership are included in the consolidated results of the Entertainment Group. See 'Selected Historical and Pro Forma Financial Information.'

     The Company's principal executive offices are located at 75 Rockefeller Plaza, New York, New York 10019, and its telephone number is (212) 484-8000.

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
THE EXCHANGE OFFER


Securities Offered.....................  1,635,623  shares of 10 1/4% Series  M Exchangeable Preferred Stock. The
                                           terms of the Series M  Preferred Stock are substantially identical  to the  terms of the  Series K Preferred  Stock except that  the Series M
                                           Preferred Stock will have been registered under the Securities Act and will not contain  terms restricting  the transfer of  such stock.  See
                                           'Description of Series M Preferred Stock.'
The Exchange Offer.....................  Shares of Series M Preferred Stock are being offered in exchange for any and  all of the outstanding  shares of Series K  Preferred Stock (on a share for share  basis). As of  the date hereof,  1,635,623 shares  of
                                           Series  K Preferred Stock with  an aggregate liquidation preference of
                                           $1.636 billion are issued and  outstanding. The Company is making  the
                                           Exchange   Offer  in  order  to  satisfy  its  obligations  under  the
                                           Registration Rights Agreement. For a description of the procedures for tendering, see 'Exchange  Offer -- Procedures  for Tendering Series  K
                                           Preferred Stock.'
Expiration Date; Withdrawal;
  Termination..........................  The  Exchange Offer  will expire  at 5:00 p.m.,  New York  City time, on
                                                     , 1996,  or such  later date  and time  to which  it may  be extended  in  the  sole  discretion of  the  Company  (the 'Expiration
                                           Date'), provided that the Expiration Date  shall in no event be  later than  the  180th  day following  the  date on  which  the Registration
                                           Statement is declared  effective. Shares of  Series K Preferred  Stock tendered  pursuant to the Exchange Offer  may be withdrawn at any time prior to the Expiration Date. Any  shares of Series K Preferred  Stock not  accepted for  exchange for  any reason  will be  returned without expense to the  tendering holders thereof  as promptly as  practicable after  the expiration  or termination  of the  Exchange Offer.  In the event that the TBS Transaction is consummated prior to the  Expiration
                                           Date,  this Exchange Offer will be terminated and each share of Series
                                           K Preferred Stock will  be converted into a  share of a  substantially identical  class of  capital stock of  New Time Warner.  Such New Time
                                           Warner capital  stock  will be  issued  to  the holders  of  Series  K
                                           Preferred  Stock pursuant to  a registration statement  on Form S-4 of
                                           New Time Warner. See 'Exchange  Offer -- Expiration Date;  Extensions;
                                           Termination; Amendments' and 'Exchange Offer Withdrawal Rights.'
Conditions to Exchange Offer...........  The  Exchange  Offer is  subject  to certain  conditions.  See 'Exchange
                                           Offer -- Certain Conditions to the Exchange Offer.' The Exchange Offer
                                           is not  conditioned upon  any minimum  number of  shares of  Series  K
                                           Preferred Stock being tendered for exchange.
Material Federal Income Tax
  Considerations.......................  The  exchange of the Series K Preferred Stock for the Series M Preferred
                                           Stock pursuant to the Exchange Offer should not be a taxable event  to the  holder for federal income tax purposes, and the holder should not recognize any taxable gain or loss  as a result of such exchange.  See
                                           'Material Federal Income Tax Considerations.'
Untendered Series K Preferred Stock....  Upon  consummation  of  the  Exchange Offer,  the  holders  of  Series K
                                           Preferred Stock, if any,  will have no  further registration or  other rights  under the  Registration Rights  Agreement, except  as provided herein. Holders  of shares  of Series  K Preferred  Stock who  do  not tender  their shares of Series K Preferred Stock in the Exchange Offer or whose  shares of  Series K  Preferred Stock  are not  accepted  for exchange will continue to hold such shares of Series K Preferred Stock and  will be  entitled to all  the rights and  preferences thereof and will be

                                           subject to all the limitations applicable thereto, except for any such rights or limitations which, by their terms, terminate or cease to  be effective  as  a result  of this  Exchange  Offer. All  untendered and tendered but  unaccepted  shares  of Series  K  Preferred  Stock  will continue  to  be  subject  to the  restrictions  on  transfer provided therein. To the  extent that shares  of Series K  Preferred Stock  are tendered  and accepted in  the Exchange Offer,  the trading market for untendered and tendered  but unaccepted shares  of Series K  Preferred
                                           Stock could be adversely affected.

TERMS OF THE SERIES M PREFERRED STOCK

The  terms of the  Series M Preferred Stock  are substantially identical  to the terms of  the Series K Preferred
  Stock.
Dividends..............................  Holders of the Series  M Preferred Stock are  entitled, when, as and  if declared by the Board of Directors of the Company out of funds legally available  therefor, to receive dividends on each outstanding share of
                                           Series M Preferred Stock, at the rate of 10 1/4% per annum.  Dividends on  the Series M  Preferred Stock are payable  quarterly in arrears on
                                           March 30, June 30, September 30 and December 30 of each year (each,  a
                                           'Dividend  Payment Date'),  commencing on  the First  Dividend Payment
                                           Date to holders of record on the immediately preceding March 10,  June
                                           10,  September  10  and  December 10,  respectively  (each,  a 'Record
                                           Date'). Dividends on the Series  M Preferred Stock will be  cumulative
                                           (whether  or not earned or declared) from  the date of issuance of the
                                           Series M Preferred Stock.  Dividends which are  not declared and  paid when due will compound quarterly at the dividend rate.
                                         Dividends  may, at the  option of the  Company, be paid  on any Dividend
                                           Payment Date in cash or by issuing fully paid and nonassessable shares of Series M Preferred Stock  with an aggregate liquidation  preference equal  to  the  amount  of  such  dividends;  provided,  however, that dividends shall be paid (i) in cash, to the extent of an amount  equal to the Pro Rata Percentage as of the Preceding Record Date, multiplied
                                           by   the  amount   of  cash   distributions,  excluding   certain  Tax
                                           Distributions, if any, received by the Company (and its  subsidiaries)
                                           on  or  after the  Preceding Record  Date to,  but not  including, the current Record Date with respect to  its TWE Series B Capital and  any
                                           TWE  Junior Capital, and (ii) in Series  M Preferred Stock or cash, at the Company's option, to the extent of any balance.
                                         At June 30, 1996,  if 1,635,623 shares of  Series M Preferred Stock  had been outstanding at such date, the Pro Rata Percentage would have been
                                           33.4%.   See  'TWE  Partnership  Interests.'  TWE's  ability  to  make distributions is subject to certain restrictions. See 'Description  of
                                           Series  M   Preferred   Stock -- Dividends'   and   'Risk   Factors --
                                           Limitations on Dividends and Other Payments.'
                                         Holders  of Series K Preferred Stock  whose shares of Series K Preferred
                                           Stock are accepted  for exchange  will be  deemed to  have waived  the right to receive any payment in respect of any unpaid dividends on the
                                           Series  K Preferred Stock that have accumulated or accrued to the date of issuance  of the  Series M  Preferred Stock.  Consequently, on  the
                                           First  Dividend  Payment Date  holders  who exchange  their  shares of
                                           Series K Preferred Stock for Series M Preferred Stock will receive the same dividends on  the Series M  Preferred Stock that  holders of  the
                                           Series  K Preferred  Stock who do  not accept the  Exchange Offer will receive on the Series K Preferred Stock.

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
Liquidation Preference.................  $1,000 per share.
Voting Rights..........................  Holders of the Series  M Preferred Stock have  no general voting  rights except  as  provided by  law  and as  provided  in the  Certificate of
                                           Designation therefor.  Upon the  failure  of the  Company to  (i)  pay dividends  on the Series M  Preferred Stock in cash  or, to the extent permitted by its terms, by the issuance of additional shares of Series
                                           M Preferred Stock,  for more than  six consecutive quarterly  dividend periods  or (ii) discharge any  redemption or exchange obligation with respect to the  Series M Preferred  Stock, the size  of the  Company's
                                           Board  of Directors will be increased by two directors, and holders of the  outstanding  shares  of  Series  M  Preferred  Stock,  voting  or consenting,  as the case may be, together  as a class with the holders of any shares of Parity Stock  as to which dividends are similarly  in arrears  or unpaid or the Company has failed to satisfy its redemption or exchange obligation, and to which similar voting rights apply, will be  entitled  to  elect  two  directors  to  fill  the  newly  created directorships.  The Company  may not  issue any  new class  of capital stock senior to the Series M  Preferred Stock without the approval  of the holders of at least a majority of the shares of Series M Preferred
                                           Stock  then outstanding,  voting or  consenting, as  the case  may be, separately  as  a  class.  See  'Description  of  Series  M  Preferred
                                           Stock -- Voting Rights.'
Optional Redemption....................  The  Series M Preferred Stock  may not be redeemed  at the option of the
                                           Company prior  to July  1, 2006.  Thereafter, the  Series M  Preferred
                                           Stock  will be  redeemable at any  time, in  whole or in  part, at the option of  the  Company,  initially at  105.125%  of  the  liquidation preference,  declining  to 100%  of the  liquidation preference  on or after July 1,  2010, in  each case  plus accumulated  and accrued  and unpaid dividends; provided, however, that no optional redemption shall be  made unless the Company shall  have obtained a Rating Confirmation with respect to such  redemption. The Company's  ability to effect  an optional  redemption  is  subject  to the  legal  availability  at the
                                           Company of  funds therefor.  See 'Description  of Series  M  Preferred
                                           Stock  -- Optional Redemption' and  'Description of Series M Preferred
                                           Stock -- General.'
Mandatory Redemption...................  On July 1 of  2012, 2013, 2014 and  2015 (each, a 'Mandatory  Redemption
                                           Date'),  the Company  is required to  redeem the  Redeemable Number of shares of Series M Preferred Stock at  the Mandatory Redemption Price.
                                         On July 1, 2016 (the 'Final  Redemption Date'), the Company is  required to  redeem all of the  then outstanding shares  of  Series M Preferred
                                           Stock at  the  lesser  of  the Mandatory  Redemption  Amount  and  the
                                           Mandatory  Redemption  Price; provided  that if  the Company  does not obtain a TWE Valuation  within 150 days following  the final Series  B
                                           Redemption Date or if the TWE Series B Capital has been fully redeemed in  accordance with the  TWE Partnership Agreement,  the Company shall redeem the  outstanding  Series M  Preferred  Stock at  the  Mandatory
                                           Redemption Price.
                                         Upon  redemption of the Series M Preferred Stock on the Final Redemption
                                           Date,  the  Company's  obligations   with  respect  thereto  will   be
                                           discharged,  and  if  such  redemption is  effected  at  the Mandatory
                                           Redemption Amount, holders of shares  of Series M Preferred Stock  may have  received  less  than  the  liquidation  preference  thereof plus accumulated and  accrued  and  unpaid  dividends  thereon.  See  'Risk
                                           Factors.'  The Company's obligation  to redeem the  Series M Preferred
                                           Stock is subject  to the legal  availability at the  Company of  funds therefor.  See 'Description of  Series M Preferred  Stock -- Mandatory
                                           Redemption.'

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
Redemption Upon
  Insolvency of TWE....................  In the event of the liquidation, winding  up or dissolution of TWE as  a result  of the Insolvency of TWE, the Series M Preferred Stock will be mandatorily redeemable  on  the  Insolvency  Redemption  Date  at  the
                                           Insolvency  Redemption  Amount. Upon  such  a redemption  of  Series M
                                           Preferred Stock, the Company's  obligations with respect thereto  will be  discharged  and  holders  of Series  M  Preferred  Stock  may have received less than the liquidation preference thereof plus accumulated and accrued and unpaid dividends thereon. The Company's obligations to redeem the  Series M  Preferred Stock  upon an  Insolvency of  TWE  is subject  to the legal  availability at the  Company of funds therefor.
                                           See 'Description  of  Series  M Preferred  Stock  --  Redemption  Upon
                                           Insolvency of TWE' and 'Risk Factors.'
Reorganization of TWE..................  Upon  a Reorganization of TWE, the Company shall, within 90 days, make a public announcement  that, on  the Reorganization  Redemption/Exchange
                                           Date,  it intends  to either  (i) exchange  each outstanding  share of
                                           Series M Preferred Stock for shares of Series L Preferred Stock having
                                           an  aggregate  liquidation   preference  equal   to  the   liquidation
                                           preference  of  such  share  of  Series  M  Preferred  Stock  plus the accumulated and accrued and  unpaid dividends thereon  at the date  of exchange (a 'Reorganization Exchange'), or (ii) redeem the outstanding shares  of Series M  Preferred Stock at  the Reorganization Redemption
                                           Price (a  'Reorganization Redemption');  provided, however,  that  the
                                           Company  may not effect  a Reorganization Redemption  prior to July 1,
                                           2011 unless the Company shall have obtained a Rating Confirmation with respect thereto; and provided further that the Company may not  effect a  Reorganization Exchange  on or  after July  1, 2011.  The Company's ability to effect a Reorganization Redemption is subject to the  legal availability  at the  Company of  funds therefor.  See 'Description of
                                           Series M Preferred Stock -- Reorganization of TWE.'
Change of Control......................  Upon a Change  of Control  of the Company,  the Company  shall offer  to purchase  all or any part of  the outstanding Series M Preferred Stock at 101% of  the liquidation preference  thereof, plus accumulated  and accrued  and  unpaid dividends  thereon.  The Company's  obligation to offer to purchase the Series M Preferred Stock is subject to the legal availability at the  Company of  funds therefor.  See 'Description  of
                                           Series M Preferred Stock -- Change of Control.'
Ranking................................  The  Series M  Preferred Stock  will rank pari  passu with  the Series K
                                           Preferred Stock and all  other classes of Parity  Stock and will  rank senior  to all classes  of Junior Stock. See  'Description of Series M
                                           Preferred Stock -- Ranking.'
Insolvency of the Company..............  In the event of a liquidation, winding-up, dissolution or bankruptcy  of the  Company,  the holders  of the  Series M  Preferred Stock  will be entitled to  their pro  rata  portion of  the  assets of  the  Company available for distribution to holders of Parity Stock up to the amount of  the liquidation  preference of the  Series M  Preferred Stock plus accumulated and accrued and unpaid dividends thereon. See 'Description of Series  M  Preferred Stock  --  Liquidation Preference'  and  'Risk
                                           Factors.'
Covenants..............................  The  Certificate  of  Designation imposes  certain  restrictions  on the ability of the Company to (i) declare dividends or make  distributions with  respect to, or purchase, redeem or exchange, any Junior Stock or
                                           Parity Stock,  except  in or  for  Junior Stock,  if  full  cumulative dividends have not been paid on, or redemption or exchange obligations have not been satisfied with respect to, the Series M Preferred Stock, in  cash or, to the extent permitted  by its terms, by the issuance of additional shares of Series M  Preferred Stock or (ii) consolidate  or merge with or into or sell all or

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
                                           substantially  all  of its  assets to  any  person or  entity. Without limiting the generality of the foregoing, the TBS Transaction will not require the affirmative vote or consent of the holders of the Series M
                                           Preferred Stock. If the TBS  Transaction is consummated, the Series  M
                                           Preferred Stock will be converted into a substantially identical class of  preferred stock of  New Time Warner. See  'Description of Series M
                                           Preferred Stock -- Dividends' and  'Description of Series M  Preferred
                                           Stock -- Merger, Consolidation and Sale of Assets.'

TERMS OF SERIES L PREFERRED STOCK
Dividends..............................  Holders  of the Series L  Preferred Stock are entitled,  when, as and if declared by  the Board  of  Directors of  the  Company, out  of  funds legally  available therefor, to receive  dividends on each outstanding share of the  Series L Preferred  Stock, at  the rate of  10 1/4%  per annum. Dividends on the Series L Preferred Stock are payable quarterly in  arrears on March 30, June 30, September 30 and December 30 of each year, commencing  on the  first Dividend  Payment Date  following  the exchange  of the Series  M Preferred Stock for  the Series L Preferred
                                           Stock to holders of record as  of the immediately preceding March  15,
                                           June  15, September 15 and December 15, respectively. Dividends on the
                                           Series L Preferred Stock will be cumulative (whether or not earned  or declared)  from the date of issuance  of the Series L Preferred Stock.
                                           Dividends which  are not  declared  and paid  when due  will  compound quarterly at the dividend rate.
                                         Until June 30, 2006 dividends may, at the option of the Company, be paid in  cash or by issuing fully paid and nonassessable shares of Series L
                                           Preferred Stock with an aggregate liquidation preference equal to such dividends.  Thereafter,  dividends  are  payable  only  in  cash.  See
                                           'Description  of  Series L  Preferred  Stock --  Dividends'  and 'Risk
                                           Factors.'
Liquidation Preference.................  Same as Series M Preferred Stock.
Voting Rights..........................  Same as Series M Preferred Stock.
Optional Redemption....................  Same as Series M Preferred Stock.
Mandatory Redemption...................  The Company is  required to redeem  the outstanding shares  of Series  L
                                           Preferred  Stock on July 1,  2011 at a price  equal to the liquidation preference thereof, plus accumulated and accrued and unpaid dividends.
                                           The Company's obligation  to redeem  the Series L  Preferred Stock  is subject  to the legal  availability at the  Company of funds therefor.
                                           See 'Description of Series L Preferred Stock -- Mandatory  Redemption'
                                           and 'Risk Factors.'
Exchange at Option
  of Company...........................  The Company has the option on any Dividend Payment Date to exchange (the
                                           'Debt  Exchange'), in whole but not in part, the outstanding shares of
                                           Series L Preferred Stock for  Senior Subordinated Debentures having  a principal  amount equal to the liquidation  preference of the Series L
                                           Preferred Stock plus  accrued and unpaid  dividends thereon,  provided that  the  Debt  Exchange shall  not  be made  unless  all accumulated dividends have been paid in full and the Company shall have obtained a
                                           Rating Confirmation  with respect  thereto. The  Company's ability  to exchange  the  Series L  Preferred Stock  for the  Senior Subordinated
                                           Debentures is  subject to  the legal  availability at  the Company  of
                                           funds   equal  to  the  aggregate   principal  amount  of  the  Senior
                                           Subordinated Debentures to  be issued.  See 'Description  of Series  L
                                           Preferred Stock -- Exchange at Option of Company.'
Change of Control......................  Same as Series M Preferred Stock.

Ranking................................  Same as Series M Preferred Stock.
Covenants..............................  Same as Series M Preferred Stock.

TERMS OF SENIOR SUBORDINATED DEBENTURES
Maturity Date..........................  July 1, 2011.
Interest...............................  Interest  will accrue at 10 1/4% per  annum and be payable in arrears on
                                           June 30 and  December 30 of  each year, commencing  with the first  of such  dates to  occur after  the date  upon which  Senior Subordinated
                                           Debentures are issued  in exchange  for the Series  L Preferred  Stock
                                           ('Exchange Date'). Until June 30, 2006, interest may, at the option of the  Company,  be  paid  in  cash  or  by  issuing  additional  Senior
                                           Subordinated  Debentures  with  a  principal  amount  equal  to   such
                                           interest.  Thereafter, interest on  the Senior Subordinated Debentures must  be  paid  in  cash.  See  'Description  of  Senior  Subordinated
                                           Debentures -- Interest.'
Optional Redemption....................  On  and  after  July 1,  2006,  the Senior  Subordinated  Debentures are
                                           redeemable at any  time, in whole  or in  part, at the  option of  the
                                           Company,  initially at 105.125% of  the principal amount, declining to
                                           100% of the principal amount  on or after July  1, 2010, in each  case plus  accrued and unpaid interest; provided, however, that no optional redemption shall  be made  unless the  Company shall  obtain a  Rating
                                           Confirmation   with  respect  thereto.   See  'Description  of  Senior
                                           Subordinated Debentures -- Optional Redemption.'
Change of Control......................  Same as Series M Preferred Stock.
Subordination..........................  The Senior Subordinated Debentures will be subordinated to all  existing and future Senior Indebtedness (as defined herein) of the Company. The
                                           Senior Subordinated Debentures will rank pari passu with the Company's senior  subordinated indebtedness  outstanding from time  to time (the
                                           'Senior Subordinated  Indebtedness')  and  will  rank  senior  to  all existing  and future subordinated indebtedness  of the Company that by its terms  is subordinated  to Senior  Subordinated Indebtedness  (the
                                           'Subordinated  Indebtedness').  At  June  30,  1996  (i)  the  Company
                                           (excluding  its  subsidiaries)  had  outstanding  approximately   $8.6
                                           billion  of  Senior  Indebtedness  and  $977  million  of Subordinated
                                           Indebtedness and (ii) the consolidated and unconsolidated subsidiaries
                                           of  the  Company  had  outstanding  approximately  $16.2  billion   of
                                           liabilities  (including indebtedness) which, insofar  as the assets of those subsidiaries are concerned,  would have been effectively  senior to  the  Senior  Subordinated  Debentures.  As  of  the  date  of this
                                           Prospectus, the Company has  no Senior Subordinated Indebtedness.  See
                                           'Description of Senior Subordinated Debentures -- Subordination.'
Certain Restrictions...................  In  the event of  a default under the  Senior Subordinated Debentures or any other Senior Subordinated Indebtedness  (i) the Company shall  not declare  or pay any  dividend on, make  any distributions with respect to, or redeem, purchase,  acquire or make  a liquidation payment  with respect  to, any of its capital stock,  and (ii) the Company shall not make any payment  of interest, principal  or premium, if  any, on,  or repay, repurchase or redeem, any debt securities issued by the Company which  rank  pari  passu with  or  junior to  the  Senior Subordinated
                                           Debentures; provided, however, that  the foregoing restrictions  shall not  apply to any interest or  dividend payments by the Company, where the interest or dividend is paid by way of the issuance of  securities
                                           that   rank  junior   to  the  Senior   Subordinated  Debentures.  See

                                           'Description of Senior Subordinated Debentures -- Subordination.'
                                         The Senior Subordinated  Indenture (as  defined herein)  for the  Senior
                                           Subordinated   Debentures  will,  among  other  things,  also  contain
                                           restrictions (with certain exceptions) on  the ability of the  Company and  certain  of  its subsidiaries  to  merge or  consolidate  with or transfer all or substantially all  of their assets to another  entity.
                                           The  TBS Transaction is not subject to  approval by the holders of the
                                           Senior   Subordinated   Debentures.   See   'Description   of   Senior
                                           Subordinated Debentures -- Consolidation, Merger and Sale.' The Senior
                                           Subordinated Indenture also will prohibit the Company from issuing any indebtedness  that  is  senior  in  right  of  payment  to  the Senior
                                           Subordinated Debentures and expressly subordinate in right of  payment to any other indebtedness of the Company.
                                         See 'Description of Senior Subordinated Debentures -- Covenants.'

                                  RISK FACTORS

LIMITATIONS ON DIVIDENDS AND OTHER PAYMENTS

     As a general matter, dividends declared by the Board of Directors on the Series M Preferred Stock need only be paid in cash to the extent of the Pro Rata Percentage of cash distributions, excluding certain Tax Distributions, to the Company (and its subsidiaries) with respect to the TWE Series B Capital and TWE Junior Capital. Under the TWE Partnership Agreement, distributions (other than Tax Distributions) with respect to the TWE Series B Capital may not be made prior to June 30, 1998. After June 30, 1998 such distributions are limited to an amount up to the priority return on the TWE Series B Capital accruing from June 30, 1998. There can be no assurance that sufficient partnership income will be allocated to the TWE Series B Capital to satisfy the entire priority return to which it is entitled (11.25% to the extent paid concurrently, and 13.25% otherwise). Further, the TWE Partnership Agreement provides for quarterly cash distributions on the TWE Series B Capital and TWE Junior Capital only out of Excess Cash (as defined herein), and subject to prior payments with respect to partnership interests that are senior thereto. See 'TWE Partnership Interests.' TWE is not currently generating Excess Cash and there can be no assurance that sufficient Excess Cash will be generated by TWE in the future to enable TWE to make distributions with respect to the TWE Series B Capital and/or the TWE Junior Capital such that cash dividends would be payable on the Series M Preferred Stock. In addition, under Delaware law, dividends on capital stock may only be paid out of funds legally available therefor.

     Payments in respect of mandatory redemption obligations with respect to the Series M Preferred Stock in 2012, 2013, 2014 and 2015 will be limited to an amount equal to the Pro Rata Percentage of any cash received by the Company (and its subsidiaries) in connection with the Series B Redemption occurring on June 30 of the calendar year immediately preceding the year in which such mandatory redemption is to be made and any cash received by the Company (and its subsidiaries) in respect of its TWE Junior Capital from such June 30 to the record date for such mandatory redemption of the Series M Preferred Stock. In the event that TWE has not redeemed the TWE Series B Capital in full, payments in respect of the final mandatory redemption obligation in 2016 with respect to the Series M Preferred Stock will only be made to the extent of an amount equal to the Pro Rata Percentage of the fair market value of TWE (net of taxes) attributable to the TWE Series B Capital and the TWE Junior Capital. There can be no assurance that such value will be sufficient to permit the Company to redeem the Series M Preferred Stock at the liquidation preference plus accumulated and accrued and unpaid dividends. In addition, payments in respect of all mandatory redemptions with respect to the Series M Preferred Stock are subject to the Company having funds legally available therefor. See 'Description of Series M Preferred Stock -- Mandatory Redemption.'

     Upon an insolvency of the Company, the rights of the holders of the Series M Preferred Stock will be subordinated to claims of creditors of the Company and its subsidiaries, including TWE, and the holders will no longer have the right to be paid to the extent of an amount equal to the Pro Rata Percentage of distributions on, or value attributable to, the TWE Series B Capital and TWE Junior Capital.

     Under the Credit Agreement, dated as of June 30, 1995, as amended (the 'TWE Credit Agreement'), TWE is not permitted to make distributions (other than Tax Distributions) unless, after giving effect to such distributions, TWE would be in compliance with specified leverage ratios and would otherwise not be in default under the TWE Credit Agreement. In addition, the Indenture, dated as of April 30, 1992, as amended (the 'TWE Indenture'), which governs TWE's $3.8 billion of outstanding public debt securities, prohibits TWE from making distributions if (i) TWE shall have failed to pay any interest on such debt securities and such failure shall be continuing or (ii) an 'event of default' shall have occurred and be continuing. Any payments by TWE in respect of its partnership interests may also be subject to restrictions imposed under credit agreements, indentures and other agreements entered into after the date hereof.

HOLDING COMPANY STRUCTURE

     The Company is a holding company and its assets consist primarily of investments in its consolidated and unconsolidated subsidiaries, including TWE. The Company's ability to pay dividends on and redeem the Series M Preferred Stock and the Series L Preferred Stock, as well as its ability to make interest and principal payments on the Senior Subordinated Debentures (which together with the Series M Preferred Stock and the Series L Preferred Stock, are collectively referred to as the 'Securities'), is dependent primarily upon the earnings of its consolidated and unconsolidated subsidiaries, including TWE, and the distribution or other payment of such earnings to the Company. The Company's rights and the rights of its stockholders and creditors, including holders of the Series M Preferred Stock, and if issued, the Series L Preferred Stock and the Senior Subordinated Debentures, to participate in the distribution of assets of any person in which the Company owns an equity interest (including TWE) upon such person's liquidation or reorganization will be subject to prior claims of such person's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against such person (in which case the claims of the Company would still be subject to the prior claims of any secured creditor of such person and of any holder of indebtedness of such person that is senior to that held by the Company). Accordingly, the rights of holders of the Series M Preferred Stock, and if issued, the Series L Preferred Stock and the Senior Subordinated Debentures, will be effectively subordinated to such claims.

EXCHANGE OFFER PROCEDURES

     Issuance of shares of Series M Preferred Stock in exchange for shares of Series K Preferred Stock pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such shares of Series K Preferred Stock, a properly completed and duly executed Letter of Transmittal and all other required documents. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of shares of Series K Preferred Stock tendered for exchange will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Holders of shares of Series K Preferred Stock desiring to tender such shares of Series K Preferred Stock in exchange for shares of Series M Preferred Stock should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of shares of Series K Preferred Stock for exchange. Shares of Series K Preferred Stock that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligations to provide for the registration under the Securities Act of such shares of Series K Preferred Stock. In addition, any holder of Series K Preferred Stock who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series M Preferred Stock may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that shares of Series K Preferred Stock are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted shares of Series K Preferred Stock could be adversely affected. See 'Exchange Offer.'

ABSENCE OF PUBLIC MARKET

     The Series M Preferred Stock is a new security for which there currently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Series M Preferred Stock, and if issued, the Series L Preferred Stock and the Senior Subordinated Debentures, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Securities. The Company does not intend to apply for listing of the Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.


EVENT RISK



     The Certificate of Designation, the Series L Certificate of Designation and the Senior Subordinated Indenture do not contain any covenants or other provisions designed to afford holders of the Series M Preferred Stock, the Series L Preferred Stock and the Senior Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company that has been approved by the management of the Company. In particular, the Certificate of Designation, the Series L Certificate of Designation and the Senior Subordinated Indenture do not contain any provisions which will restrict the Company in any way from incurring, assuming or becoming liable upon any type of debt or other obligation of the Company other than the prohibition in the Senior Subordinated Indenture on issuances of indebtedness that is senior in right of payment to the Senior Subordinated Debentures and expressly subordinate in right of payment to any other indebtedness of the Company. See 'Description of Senior Subordinated Debentures -- Covenants.' The Certificate of Designation, the Series L Certificate of Designation and the Senior Subordinated Indenture do not contain any financial ratios or specified levels of net worth or liquidity to which the Company must adhere.



     The Company is required to offer to purchase the Securities at 101% of the liquidation preference thereof, plus accumulated and unpaid dividends thereon, or 101% of the principal amount thereof, plus accrued and unpaid interest thereon, as the case may be, upon a Change of Control (which does not include transactions approved by management of the Company), subject in the case of the Series M Preferred Stock and the Series L Preferred Stock to the legal availability at the Company of funds therefor. The Change of Control provision would make a hostile takeover more expensive and create uncertainties regarding the availability of financing therefor. As a result, such provision may tend to discourage potential bidders for the Company. Also, the Company's shareholder rights plan may discourage potential bidders from making a hostile bid, and therefore, reduce the likelihood that the Company would be required to make a Change of Control offer. The Company will be required to comply with the tender offer rules, in particular Rule 14e-1 in the case of the Securities, and Rule 13e-4 in the case of the Series M Preferred Stock and Series L Preferred Stock.



     A default by the Company under the Senior Subordinated Indenture would result in a cross default under the Company's other debt instruments. Payment of principal of and interest on the Senior Subordinated Debentures is subordinated to the payment of the Company's existing and future Senior Indebtedness.



MATERIAL FEDERAL INCOME TAX CONSEQUENCES



     See 'Material Federal Income Tax Consequences.'

                                  THE COMPANY

GENERAL

     The Company is the world's leading media company, and has interests in three fundamental areas of business: Entertainment, consisting principally of interests in recorded music and music publishing, filmed entertainment, broadcasting, theme parks and cable television programming; News and Information, consisting principally of interests in magazine publishing, book publishing and direct marketing; and Telecommunications, consisting principally of interests in cable television systems.

     The Company was incorporated in the State of Delaware in August 1983 and is the successor to a New York corporation originally organized in 1922. The Company changed its name from Time Incorporated following its acquisition of 59.3% of the common stock of Warner Communications Inc. ('WCI') in July 1989. WCI became a wholly owned subsidiary of the Company in January 1990 upon the completion of the merger of WCI and a subsidiary of the Company.

PUBLISHING


     The Company's publishing operations are conducted through wholly owned subsidiaries and include the publication of magazines such as TIME, PEOPLE, SPORTS ILLUSTRATED, FORTUNE, MONEY, ENTERTAINMENT WEEKLY and PARENTING and regional magazines such as SOUTHERN LIVING and SUNSET. The publication and distribution of books is conducted by Time Life Inc., Book-of-the-Month Club, Inc., Warner Books, Inc., Little, Brown and Company, Oxmoor House and Sunset Books.


MUSIC

     The Company's worldwide music business is conducted through wholly owned subsidiaries and includes the production and sale of compact discs and cassette tapes marketed throughout the world under various labels, including the proprietary labels 'Warner Bros.,' 'Elektra,' 'Atlantic,' 'Reprise,' 'Sire,' 'EastWest,' 'WEA,' 'Teldec,' 'Erato' and 'Carrere.' The Company also owns 50% of the Columbia House Company, a direct marketer of compact discs, cassette tapes and videocassettes in the U.S. and Canada. The Company's music publishing subsidiaries, headed by Warner/Chappell, Inc., own or control the rights to many standard and contemporary compositions, and CPP/Belwin, Inc. and other subsidiaries market sheet music and song books throughout the world.

FILMED ENTERTAINMENT

     The Company's filmed entertainment operations are conducted primarily as a division of TWE. These operations include Warner Bros. which produces and distributes feature motion pictures, television programming and animated programming for theatrical and television exhibition. Warner Home Video distributes home videocassettes and laser discs throughout the world. In addition, TWE is engaged in product licensing and the ownership and operation of retail stores, movie theaters and theme parks, including the management of TWE's interest in Six Flags Theme Parks.

PROGRAMMING-HBO

     Programming-HBO, a division of TWE, consists principally of Home Box Office, which operates two pay television programming services, HBO and Cinemax. Home Box Office also has a number of international joint ventures, including HBO Ole in Latin America and a movie-based HBO service in Asia. The Home Box Office division also produces television programming and operates TVKO, an entity that produces boxing matches and other programming for pay-per-view.

CABLE

     Time Warner Cable, a division of TWE, is the second largest multiple system cable operator in the United States. In addition, as a result of the recent acquisitions of Summit, KBLCOM and CVI, wholly owned subsidiaries of the Company own cable television systems that are managed by Time Warner

Cable. Time Warner may transfer certain of these newly-acquired cable systems to the TWE-Advance/Newhouse Partnership on a tax-efficient basis. Such transfers, if they are made, are expected to be structured so that the systems will be transferred subject to a portion of Time Warner's debt, thereby reducing the financial leverage of Time Warner and increasing the under-leveraged capitalization of the TWE-Advance/Newhouse Partnership and consequently, TWE. See 'Recent Developments.' As of June 30, 1996, the Company's wholly and partially owned cable systems served approximately 11.8 million subscribers.


THE WB TELEVISION NETWORK

     Warner Bros., a division of TWE, launched The WB, a new national television network, which completed its first full year of broadcast operations in January 1996. Combining The WB's current broadcast affiliate line-up of 95 stations with the reach of Tribune Broadcasting Company's WGN Superstation, The WB's national coverage is more than 80% of all United States television households.

SIX FLAGS THEME PARKS

     Six Flags Entertainment Corporation ('Six Flags'), in which TWE currently owns a 49% interest, operates 11 theme parks in seven locations, making it the second largest operator of theme parks in the United States and the leading operator of national system regional theme parks. Six Flags' theme parks include seven major ride-based theme parks, as well as three separately-gated water parks and one wild-life safari park.

TWE

     TWE owns and operates substantially all of the Company's interests in filmed entertainment, broadcasting, theme parks and cable television programming and a majority of the Company's interests in cable television systems.

     As of the date of this Prospectus, the Company and certain wholly owned subsidiaries of the Company collectively own 74.49% of the TWE Series A Capital and the TWE Residual Capital and 100% of the TWE Senior Capital (which is senior to the TWE Series A Capital) and the TWE Series B Capital (which is junior to the TWE Series A Capital). A wholly owned subsidiary of U S WEST owns the 25.51% of the TWE Series A Capital and the TWE Residual Capital not owned by the Company and its wholly owned subsidiaries. See 'TWE Partnership Interests.'

     TWE is not consolidated with the Company for financial reporting purposes because of certain limited partnership approval rights related to TWE's interest in certain cable television systems. Although TWE manages substantially all the cable systems owned by the Company, TWE and the TWE-Advance/Newhouse Partnership, in which TWE owns a two-thirds interest, the results of operations of the cable systems owned by the Company's consolidated subsidiaries are included in the Company's consolidated results, while the results of operations of the cable systems owned by TWE and the TWE-Advance/Newhouse Partnership are included in TWE's consolidated results.

TBS TRANSACTION


     In September 1995, the Company announced that it had agreed to merge with TBS by acquiring the approximate 80% interest in TBS that the Company does not already own. After an extensive review of the transaction by the staff of the FTC and in order to eliminate certain concerns raised by the FTC staff regarding the possible competitive effects of the transaction, the Company announced on July 17, 1996 that it had reached an agreement in principle with the staff of the FTC, TBS and LMC to make certain modifications to the previously-announced merger agreement and related documents which will allow the Company and TBS to proceed with their merger. Pursuant to the Amended TBS Merger Agreements, each of the Company and TBS would merge with separate subsidiaries of New Time Warner, a holding company. In connection with the TBS Transaction, the issued and outstanding shares of each class of the capital stock of the Company, including the Series K Preferred Stock and the Series M Preferred Stock, are to be converted into shares of a substantially identical class of capital stock of New Time Warner. TBS's business includes the ownership and operation of domestic and international entertainment networks (including TBS SuperStation, Turner Network Television, the Cartoon Network and TNT Latin America); the production and distribution of entertainment and news programming worldwide (including Turner Pictures, TBS Productions, Hanna-Barbera Cartoons, Castle Rock Entertainment, New Line Cinema, Cable News Network, Headline News and CNN International); and the ownership of two professional sports teams (the Atlanta Braves and the Atlanta Hawks).



     The TBS Transaction is expected to close early in the fourth quarter of 1996, but is still subject to customary closing conditions, including the approval of the shareholders of TBS and of the Company, and all necessary approvals of the FCC. In addition, a formal agreement reflecting the agreement in principle with the FTC staff must be submitted to the full Commission for its consideration and is subject to approval by the FTC commissioners. The holders of the Series K Preferred Stock and the Series M Preferred Stock will not be entitled to vote on the TBS Transaction. In the event that the TBS Transaction is consummated prior to the Expiration Date, this Exchange Offer will be terminated and each share of Series K Preferred Stock will be converted into a share of a substantially identical class of capital stock of New Time Warner. Such New Time Warner capital stock will be issued to the holders of Series K Preferred Stock pursuant to a registration statement on Form S-4 of New Time Warner. For a further discussion of the TBS Transaction and related transactions, reference is made to the 10-K, the Second Quarter 10-Q and the August 14, 1996 8-K, which are incorporated herein by reference.


                           TWE PARTNERSHIP INTERESTS

     The summary of the TWE Partnership Agreement provisions described below does not purport to be complete and is qualified in its entirety by the TWE Partnership Agreement which is incorporated by reference herein.

PARTNERSHIP INTERESTS

     Each partner's interest in TWE consists of the initial priority capital and residual equity amounts that were assigned to that partner or its predecessor based on the estimated fair value of the net assets each contributed to TWE, as adjusted for the fair value of certain assets distributed by TWE to the Time Warner General Partners in 1993 which were not subsequently reacquired by TWE in 1995 ('Contributed Capital'), plus, with respect to the priority capital interests only, any undistributed priority capital return. The priority capital return consists of net partnership income allocated to date in accordance with the provisions of the TWE Partnership Agreement and the right to be allocated additional partnership income which, together with any previously allocated net partnership income, provides for the various priority capital rates of return specified in the table below. The sum of Contributed Capital and the undistributed priority capital return is referred to as 'Cumulative Priority Capital.' The ultimate realization of Cumulative Priority Capital could be affected by the fair value of TWE, which is subject to fluctuation.


     A summary of the priority of Contributed Capital, the Company's ownership of Contributed Capital and Cumulative Priority Capital at June 30, 1996 and priority capital rates of return thereon is as set forth below.



                                                                   CUMULATIVE
                                                                    PRIORITY          PRIORITY
                                                                   CAPITAL AT         CAPITAL          % OWNED
                 PRIORITY OF                     CONTRIBUTED        JUNE 30,          RATES OF          BY THE
             CONTRIBUTED CAPITAL                 CAPITAL(a)           1996           RETURN(b)         COMPANY
- ----------------------------------------------   -----------       ----------       ------------       --------
                                                          (BILLIONS)                (% PER ANNUM
                                                                                     COMPOUNDED
                                                                                     QUARTERLY)

TWE Senior Capital............................      $ 1.4             $1.5(c)            8.00%          100.00%
TWE Series A Capital..........................        5.6              9.3              13.00%(d)        74.49%
TWE Series B Capital..........................        2.9(g)           4.9              13.25%(e)       100.00%
TWE Residual Capital..........................        3.3(g)           3.3(f)              -- (f)        74.49%


                                                        (footnotes on next page)

(footnotes from previous page)

 (a) Excludes partnership income or loss allocated thereto and is subject to any special income allocations for tax purposes.

 (b) Income allocations related to priority capital rates of return are based on partnership income after any special income allocations for tax purposes.

 (c) Net of $366 million of partnership income distributed in 1995 representing the priority capital return thereon through June 30, 1995.

 (d) 11.00% to the extent concurrently distributed.

 (e) 11.25% to the extent concurrently distributed.

 (f) TWE Residual Capital is not entitled to stated priority rates of return and, as such, the Cumulative Priority Capital relating thereto is equal to the Contributed Capital. However, in the case of certain events such as the liquidation or dissolution of TWE, the TWE Residual Capital is entitled to any excess of the then fair value of the net assets of TWE over the
     aggregate   amount  of   Cumulative  Priority   Capital  and   special  tax
     allocations.

 (g) The Contributed Capital relating to the TWE Series B Capital has priority over the priority returns on the TWE Series A Capital. The Contributed Capital relating to the TWE Residual Capital has priority over the priority returns on the TWE Series B Capital and the TWE Series A Capital.

                            ------------------------
     Because Contributed Capital is based on the fair value of the net assets that each partner contributed to TWE, the aggregate of such amounts is significantly higher than TWE's partners' capital as reflected in the consolidated financial statements, which is based on the historical cost of the contributed net assets. For purposes of allocating partnership income or loss to the partners, partnership income or loss is based on the fair value of the net assets contributed to TWE and results in significantly less partnership income, or results in partnership losses, in contrast to the net income reported by TWE for financial statement purposes, which is also based on the historical cost of contributed net assets.

     If certain operating performance targets are achieved by TWE with respect to the five-year period ending December 31, 1996 and the ten-year period ending December 31, 2001, the Time Warner General Partners would be entitled to increased partnership interests (the 'TWE Contingent Capital'), which generally would be junior to the TWE Series B Capital but senior to the TWE Residual
Capital. Although TWE is unable to determine whether it will satisfy the ten-year operating performance target at this time, it is not expected that the five-year target will be attained.

     U S WEST has an option (the 'U S WEST Option') to increase its share of the TWE Series A Capital and the TWE Residual Capital by up to 6.33%, depending on the operating performance of TWE's cable business. The option is exercisable between January 1, 1999 and on or about May 1, 2005 at a maximum exercise price of $1.25 billion to $1.8 billion, depending on the year of exercise. Either U S WEST or TWE may elect that the exercise price be paid with partnership interests rather than cash. The issuance of partnership interests upon exercise of the U S WEST Option may result in a dilution of the TWE Junior Capital owned by the Company, and accordingly, the rights of the holders of Series M Preferred Stock with respect to cash distributed thereon or value attributable thereto.

ALLOCATIONS OF PARTNERSHIP INCOME AND LOSS

     Under the TWE Partnership Agreement, partnership income, to the extent earned, is first allocated to the partners' capital accounts so that the economic burden of income taxes is borne as though TWE were taxed as a corporation ('special income allocation for tax purposes'), then to the TWE Senior Capital, the TWE Series A Capital and the TWE Series B Capital, in order of priority, at rates of return ranging from 8% to 13.25% per annum, and finally to the TWE Residual Capital. Partnership losses generally are allocated first to eliminate prior allocations of partnership income to, and then to reduce the Contributed Capital relating to the TWE Residual Capital, the TWE Series B Capital and the TWE Series A Capital, in that order, then to reduce the Time Warner General Partners' TWE Senior Capital, including partnership income allocated thereto, and finally to reduce any special income allocation for tax purposes. To the extent partnership income is insufficient to satisfy all special allocations in a particular accounting period, the right to receive additional partnership income necessary to provide for the various priority capital rates of return is carried forward until satisfied out of future partnership income, including any partnership income that may result from any liquidation or dissolution of TWE. A liquidation, sale or dissolution of TWE, other than as a result of the Insolvency of TWE, will result in a Reorganization of TWE. See 'Description of Series M Preferred Stock -- Reorganization of TWE.' Under certain circumstances, there may be adjustments to the partners' capital accounts to reflect changes in the fair value of the assets of TWE.

DISTRIBUTIONS

     Allocations of income to the partners' capital accounts do not result in the distribution of cash to the partners. Under the TWE Partnership Agreement, distributions of cash, including upon liquidation, are required to be made first to the partners of TWE to permit them to pay taxes at statutory rates on their taxable income from TWE, including any special income allocation for tax purposes. Subject to any applicable contractual restrictions contained in the agreements governing the indebtedness of TWE, cash distributions (after Tax Distributions) will generally be made on a quarterly basis to the extent of Excess Cash as follows and in the following order of priority: (i) first, with respect to the TWE Senior Capital up to an amount equal to its priority return;
(ii) second, with respect to the TWE Series A Capital, up to an amount (including any Tax Distributions thereon) equal to its priority return accruing from June 30, 1995; (iii) third, beginning June 30, 1998, with respect to the TWE Series B Capital up to an amount (including any Tax Distributions thereon) equal to its priority return accruing from June 30, 1998; (iv) fourth, with respect to TWE Contingent Capital, if any, up to an amount (including any Tax Distributions thereon) equal to its priority return and (v) thereafter, with respect to (and in proportion to) the TWE Residual Capital. 'Excess Cash' generally means the net income of TWE, as determined in accordance with generally accepted accounting principles, after adjusting for non-cash items, capital expenditures, investments, acquisitions, debt service requirements, changes in working capital and reserves for future operations, as determined by TWE's Board of Representatives. There can be no assurance that Excess Cash in any period will be sufficient to make cash distributions, including with respect to the TWE Series B Capital. See 'Risk Factors.'

     If the Class A Partners have not received aggregate distributions (generally from all sources) at least equal to $800 million by June 30, 1997, distributions (other than Tax Distributions) to the Time Warner General Partners with respect to their TWE Series A Capital and TWE Residual Capital will be deferred until such threshold is met. 'Class A Partners' include U S WEST, the Company and a wholly-owned subsidiary of the Company and exclude the Time Warner General Partners. Similarly, if the Class A Partners have not received aggregate distributions (generally from all sources) at least equal to $1.6 billion by June 30, 1998, distributions (other than Tax Distributions) to the Time Warner General Partners with respect to their TWE Series B Capital and TWE Contingent Capital will be deferred until such threshold is met.

     The TWE Senior Capital and, to the extent not previously distributed, partnership income allocated thereto, is required to be redeemed in three annual installments: 33 1/3% of the amount outstanding, on July 1, 1997; 50% of the amount outstanding, on July 1, 1998; and 100% of the amount outstanding, on July 1, 1999. In addition, the TWE Series A Capital and the TWE Series B Capital and, to the extent not previously distributed, partnership income allocated thereto, are to be redeemed out of available cash, on a pro rata basis, in five annual installments: 20% of the amounts outstanding, on June 30, 2011; 25% of the amounts outstanding, on June 30, 2012; 33 1/3% of the amounts outstanding, on June 30, 2013; 50% of the amounts outstanding, on June 30, 2014; and 100% of the amounts outstanding, on June 30, 2015. Such distributions with respect to the TWE Series B Capital are referred to as the 'Series B Redemptions' and the date of each Series B Redemption is referred to as the 'Series B Redemption Date.' There can be no assurance that TWE will have sufficient available cash to make any such distribution. To the extent any such distributions are not made in full on the scheduled distribution date, TWE will make up such shortfall prior to making any subsequently scheduled distributions.

     In addition, the TWE Partnership Agreement provides that the net proceeds of any sale of a division of TWE or a substantial portion thereof, or the cash available from any financing or refinancing of TWE's debt (in each case, less expenses and proceeds used to repay outstanding debt) will be required to be distributed with respect to the partners' partnership interests. Such a sale would constitute a Reorganization of TWE. See 'Description of Series M Preferred Stock -- Reorganization of TWE.'

     Under the TWE Credit Agreement, TWE is not permitted to make distributions (other than Tax Distributions) unless, after giving effect to such distributions, TWE would be in compliance with specified leverage ratios and would otherwise not be in default under the TWE Credit Agreement. In addition, the TWE Indenture prohibits TWE from making distributions if (i) TWE shall have failed to pay any interest on any debt securities issued under the TWE Indenture and such failure shall be continuing or (ii) an 'event of default' shall have occurred and be continuing. There can be no assurance that TWE will be permitted to make distributions with respect to the partnership interests therein, including the TWE Series B Capital and the TWE Junior Capital, under the TWE Credit Agreement or the Indenture.

                              RECENT DEVELOPMENTS

     The Company and TWE have recently completed, or have entered into, the transactions described below.


TBS TRANSACTION



     On July 17, 1996, the Company announced that it had reached an agreement in principle with the staff of the FTC and certain shareholders of TBS which resulted in a renegotiation of certain terms of the TBS Merger Agreement and related agreements. The Amended TBS Merger Agreements continue to provide for the merger of the Company and TBS with separate subsidiaries of New Time Warner, a holding company, that will combine, for financial reporting purposes, the consolidated net assets and operating results of the Company and TBS. In connection therewith, the issued and outstanding shares of each class of the capital stock of the Company will be converted into shares of a substantially identical class of capital stock of New Time Warner. The Amended TBS Merger Agreements provide for the issuance by New Time Warner of approximately 173.3 million shares of common stock, par value $.01 per share (such holding company stock, or, prior to the formation of such holding company, the existing Company common stock, being referred to herein as the 'Common Stock') (including 50.6 million shares of a special class of non-redeemable Common Stock to be received by LMC which will have 1/100th of a vote per share, the 'LMC Class Common Stock'), in exchange for the outstanding TBS capital stock, the issuance of approximately 14 million stock options to replace all outstanding TBS options and the assumption of TBS's indebtedness (which approximated $2.6 billion at June 30, 1996). As part of the TBS Transaction, LMC and its affiliates will receive an additional five million shares of LMC Class Common Stock and $67 million of consideration payable, at the election of the Company, in cash or additional shares of LMC Class Common Stock, pursuant to an amended related option and non-competition agreement that will provide, if the Company exercises its option, for Southern Satellite Systems, Inc., a subsidiary of LMC, to provide certain satellite uplink and distribution services for WTBS, a broadcast television station owned by TBS, in the event WTBS is converted to a copyright-paid cable television programming service.



SERIES K REFINANCING



     On April 11, 1996, the Company issued 1.6 million shares of the Series K Preferred Stock for approximately $1.552 billion of net proceeds. Such proceeds were used by Time Warner to redeem all $250 million principal amount of its outstanding 8.75% Debentures due 2017 for $265 million (including redemption premiums and accrued interest thereon of $15 million) and to reduce indebtedness of TWI Cable Inc. ('TWI Cable'), a wholly-owned subsidiary of the Company, under the New Credit Agreement (as defined hereinafter) by approximately $1.3 billion. The issuance of the Series K Preferred Stock and the use of the proceeds therefrom to reduce outstanding indebtedness of the

Company are referred to herein as the 'Series K Refinancing.' See 'Description of Outstanding Capital Stock -- Preferred Stock' for a summary of the principal terms of the Series K Preferred Stock and all other classes of Parity Stock.



CONVERTIBLE DEBT REFINANCINGS


     On February 1, 1996, the Company redeemed the remaining $1.2 billion principal amount of 8.75% Convertible Subordinated Debentures due 2015 (the '8.75% Convertible Debentures') for $1.28 billion, including redemption premiums and accrued interest thereon (the 'February 1996 Redemption'). In addition, in September 1995, the Company redeemed approximately $1 billion principal amount of 8.75% Convertible Debentures for $1.06 billion, including redemption premiums and accrued interest thereon (the 'September 1995 Redemption'). The September 1995 Redemption was financed with (i) approximately $500 million of proceeds raised from the issuance in June 1995 of 7.75% notes due 2005, (ii) $363 million of net proceeds raised in August 1995 from the issuance of approximately 12.1 million Company-obligated mandatorily redeemable preferred securities of a subsidiary ('PERCS') that are redeemable for cash or, at the Company's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by the Company and that pay cash distributions at a rate of 4% per annum and (iii) available cash and equivalents (the '1995 Convertible Debt Refinancing'). The February 1996 Redemption was financed with (i) $557 million of net proceeds raised in December 1995 from the issuance of Company-obligated mandatorily redeemable preferred securities of a subsidiary (the 'Preferred Trust Securities') that pay cash distributions at a rate of 8 7/8% per annum and (ii) proceeds raised from the $750 million issuance of debentures in January 1996, consisting of (w) $400 million principal amount of 6.85% debentures due 2026, which are redeemable at the option of the holders thereof in 2003, (x) $200 million principal amount of 8.3% discount debentures due 2036, which do not pay cash interest until 2016, (y) $166 million principal amount of 7.48% debentures due 2008 and (z) $150 million principal amount of 8.05% debentures due 2016 (collectively referred to herein as the 'January 1996 Debentures'). The issuance of the Preferred Trust Securities and the January 1996 Debentures, together with the February 1996 Redemption are collectively referred to as the '1996 Convertible Debt Refinancing.' The 1995 Convertible Debt Refinancing and the 1996 Convertible Debt Refinancing are collectively referred to herein as the 'Convertible Debt Refinancings.'


CVI ACQUISITION


     On January 4, 1996 (as previously reported on the Current Report on Form 8-K of the Company dated January 4, 1996), the Company completed its acquisition of Cablevision Industries Corporation ('CVI') and certain affiliated entities of CVI (the 'Gerry Companies'). CVI and the Gerry Companies owned cable television systems serving approximately 1.3 million subscribers (the 'CVI Acquisition').


ITOCHU/TOSHIBA TRANSACTION


     On October 2, 1995 and September 5, 1995 (as previously reported on the Current Report on Form 8-K of the Company dated August 31, 1995), Toshiba Corporation ('Toshiba') and ITOCHU Corporation ('ITOCHU'), respectively, each exchanged (i) their 5.61% TWE Series A Capital and TWE Residual Capital interests, (ii) their 6.25% residual equity interests in TW Service Holding I, L.P. and TW Service Holding II, L.P., each of which owned certain assets related to the TWE businesses (the 'Time Warner Service Partnerships') and (iii) their options to increase their interests in TWE under certain circumstances for, in the case of ITOCHU, 8 million shares of two series of new convertible preferred stock ('Series G Preferred Stock' and 'Series H Preferred Stock') of the Company and, in the case of Toshiba, 7 million shares of new convertible preferred stock of Time Warner ('Series I Preferred Stock') and $10 million in cash (the 'ITOCHU/Toshiba Transaction'). As a result of the ITOCHU/Toshiba Transaction, the Company and certain of its wholly-owned subsidiaries collectively now own 74.49% of the TWE Series A Capital and TWE Residual Capital and 100% of the TWE Senior Capital and TWE Series B Capital in TWE. A subsidiary of U S WEST owns the remaining 25.51% of the TWE Series A Capital and TWE Residual Capital.

RESET NOTES REFINANCING


     On August 15, 1995, the Company redeemed all of its $1.8 billion principal amount of outstanding Redeemable Reset Notes due 2002 (the 'Reset Notes') in exchange for new securities (the 'Reset Notes Refinancing'), consisting of approximately $454 million aggregate principal amount of Floating Rate Notes due 2000, approximately $272 million aggregate principal amount of 7.975% Notes due 2004, approximately $545 million aggregate principal amount of 8.11% Debentures due 2006, and approximately $545 million aggregate principal amount of 8.18% Debentures due 2007.


KBLCOM ACQUISITION


     On July 6, 1995 (as previously reported on the Current Report on Form 8-K of the Company dated July 6, 1995), the Company acquired KBLCOM Incorporated ('KBLCOM') which owned cable television systems serving approximately 700,000 subscribers and a 50% interest in Paragon Communications ('Paragon'), which owned cable television systems serving an additional 972,000 subscribers (the 'KBLCOM Acquisition'). The other 50% interest in Paragon was already owned by TWE.


BANK REFINANCING



     On June 30, 1995, TWI Cable, TWE and the TWE-Advance/Newhouse Partnership executed a five-year revolving credit facility (the 'New Credit Agreement'). The New Credit Agreement enabled such entities to refinance certain indebtedness assumed in the Acquisitions (as defined herein), to refinance TWE's indebtedness under a pre-existing bank credit agreement and to finance the ongoing working capital, capital expenditure and other corporate needs of each borrower (the
'Bank Refinancing'). The Series K Refinancing, the Convertible Debt Refinancings, the Reset Notes Refinancing and the Bank Refinancing are referred to herein as the 'Debt Refinancings.'



SIX FLAGS TRANSACTION


     On June 23, 1995, (i) Six Flags was recapitalized, (ii) TWE sold 51% of its interest in Six Flags to an investment group led by Boston Ventures Management, Inc. and (iii) TWE granted certain licenses to Six Flags (collectively, the 'Six Flags Transaction').


SUMMIT ACQUISITION


     On May 2, 1995, the Company acquired Summit Communications Group, Inc. ('Summit'), which owned cable television systems serving approximately 162,000 subscribers (the 'Summit Acquisition').


TWE-A/N TRANSACTION


     On April 1, 1995 (as previously reported on the Current Report on Form 8-K of the Company dated April 1, 1995), TWE closed its transaction (the 'TWE-A/N Transaction') with Advance/Newhouse, pursuant to which TWE and Advance/Newhouse formed the TWE-Advance/ Newhouse Partnership, to which Advance/Newhouse and TWE contributed cable television systems (or interests therein) serving approximately 4.5 million subscribers, as well as certain foreign cable investments and certain programming investments that included Advance/Newhouse's 10% interest in Primestar Partners, L.P. TWE owns a two-thirds equity interest in the TWE-Advance/Newhouse Partnership and is the managing partner and Advance/Newhouse owns a one-third equity interest.


UNCLUSTERED CABLE TRANSACTIONS


     During 1995, TWE entered into agreements to sell, or announced its intention to sell, 17 of its unclustered cable television systems serving approximately 180,000 subscribers, of which certain of the transactions closed during 1995 and the remaining transactions, which are not material, have closed or are expected to close in 1996 (the 'Unclustered Cable Transactions').

     The Unclustered Cable Transactions and the Six Flags Transaction are referred to herein as the 'Asset Sale Transactions'; the Summit Acquisition, KBLCOM Acquisition and CVI Acquisition are referred to herein as the 'Acquisitions'; and the Acquisitions and the TWE-A/N Transaction are referred to herein as the 'Cable Transactions' and the TBS Transaction, the ITOCHU/Toshiba Transaction, the Asset Sale Transactions, the Cable Transactions and the Debt Refinancings are referred to herein as the 'Transactions.'


                          CONSOLIDATED CAPITALIZATION


     The consolidated historical and pro forma capitalization of the Company and the Company's Entertainment Group, consisting principally of TWE, at June 30, 1996, is set forth below. The Entertainment Group is not consolidated with the Company for financial reporting purposes. The pro forma capitalization of the Company set forth in column (1) gives effect to the TBS Transaction, as if such transaction occurred at such date. The Series K Refinancing is already reflected in the historical capitalization of the Company at June 30, 1996. The pro forma capitalization is presented for informational purposes only and is not necessarily indicative of the future capitalization of the Company, any new holding company and the Entertainment Group. Capitalized terms are as defined and described in the 'Time Warner Inc. and Entertainment Group Pro Forma Consolidated Condensed Financial Statements' included in the August 14, 1996 8-K and incorporated herein by reference, or elsewhere herein.

                                                                               COMPANY             ENTERTAINMENT GROUP
                                                                       -------------------------   -------------------
                                                                                        (1)
                                                                                      POST-TBS
                                                                       HISTORICAL   PRO FORMA(a)       HISTORICAL
                                                                       ----------   ------------   -------------------
                                                                                         (MILLIONS)
Long-term debt:
     Company Debt:
          7.45%, 7.75%, 7.95% and 7.975% notes.......................   $  1,769      $  1,769                --
          Floating rate notes due 2000 (6.5% interest rate)..........        454           454                --
          8.11% and 8.18% Debentures.................................      1,090         1,090                --
          Zero coupon convertible notes due 2012 (6.25% yield)(b)....        600           600                --
          Zero coupon convertible notes due 2013 (5% yield)(b).......      1,045         1,045                --
          9.125% and 9.15% Debentures................................      2,000         2,000                --
          Debt due to TWE (6.5% interest rate)(c)....................        400           400                --
          6.85%, 7.48% and 8.05% Debentures..........................        716           716                --
          8.30% Discount Debentures due 2036(b)......................         35            35                --
     Time Warner Cable Subsidiaries Debt:
          CVI 10 3/4% senior notes...................................        300           300                --
          CVI 9 1/4% senior debentures...............................        200           200                --
          Summit 10 1/2% senior subordinated debentures..............        140           140                --
          New Credit Agreement (weighted average interest rate of
            6.3% with respect to TWI Cable and 6.0% with respect to
            TWE and the TWE-A/N Partnership)(d)(e)...................      1,500         1,500           $ 1,384
     TBS Debt:
          TBS credit agreement (weighted average interest rate of
            6.4%)....................................................         --         1,575                --
          TBS 8 3/8% and 7.4% senior notes...........................         --           547                --
          TBS 8.4% senior debentures.................................         --           200                --
          TBS zero coupon convertible notes due 2007 (7.25%
            yield)(b)................................................         --           273                --
          TBS other indebtedness.....................................         --             5                --
     TWE Debt:
          TWE commercial paper (weighted average interest rate of
            5.8%)(e).................................................         --            --               397
          TWE 8 7/8%, 9 5/8% and 10.15% notes(e).....................         --            --             1,197
          TWE 7 1/4%, 8 3/8% and 8 3/8% debentures(e)................         --            --             2,584
     Other...........................................................         79           241                13
                                                                       ----------   ------------      ----------
     Subtotal........................................................     10,328        13,090             5,575
     Reclassification of debt due
       to TWE to investments
       in and amounts due to
       the Entertainment Group(c)....................................       (400)         (400)               --
                                                                       ----------   ------------      ----------
     Total long-term debt............................................      9,928        12,690             5,575
     Borrowings against future stock option proceeds.................        225           225                --
     Company-obligated mandatorily redeemable preferred securities of subsidiaries holding solely subordinated notes and debentures
       of the Company................................................        949           949                --
     Series K Preferred Stock(f).....................................      1,586         1,586                --


                                                  (table continued on next page)

(table continued from previous page)


                                                                               COMPANY             ENTERTAINMENT GROUP
                                                                       -------------------------   -------------------
                                                                                        (1)
                                                                                      POST-TBS
                                                                       HISTORICAL   PRO FORMA(a)       HISTORICAL
                                                                       ----------   ------------   -------------------
                                                                                         (MILLIONS)
Shareholders' equity:
     Preferred stock liquidation preference..........................      3,559         3,559                --
     Equity applicable to common stock...............................        284         6,308                --
                                                                       ----------   ----------        ----------
          Total shareholders' equity.................................      3,843         9,867                --
     Time Warner General Partners' Senior Capital....................         --            --             1,483
     Partners' capital...............................................         --            --             6,735
                                                                       ----------   ----------        ----------
Total capitalization.................................................   $ 16,531      $ 25,317           $13,793
                                                                       ----------   ----------        ----------
                                                                       ----------   ----------        ----------


- ------------




 (a) Reflects, on a pro forma basis, the capitalization of the new holding company after consummation of the TBS Transaction (in which case the Company expects that the new holding company would provide guarantees of the Company's and TBS's outstanding public debt).



 (b) The zero coupon convertible notes due 2012 and 2013 are reflected net of unamortized original issue discount of $1.051 billion and $1.370 billion, respectively. The 8.3% Discount Debentures due 2036 are reflected net of unamortized original issue discount of $165 million. The TBS zero coupon convertible notes due 2007 are reflected net of unamortized original issue discount of $309 million.



 (c) The Company and TWE entered into a credit agreement in 1994 that allows the Company to borrow up to $400 million from TWE through September 15, 2000. Outstanding borrowings from TWE bear interest at LIBOR plus 1% per annum. For financial reporting purposes, the $400 million of currently outstanding loans from TWE to the Company have been reclassified and shown as a reduction in the Company's investments in and amounts due to the Entertainment Group.



 (d) The New Credit Agreement permits borrowings in an aggregate amount of up to $8.3 billion, with no scheduled reductions in credit availability prior to maturity. Borrowings are limited to $4 billion in the case of TWI Cable, $5 billion in the case of the TWE-Advance/Newhouse Partnership and $8.3 billion in the case of TWE, subject in each case to certain limitations and adjustments. Such borrowings bear interest at different rates for each of the three borrowers, generally equal to LIBOR plus a margin initially ranging from 50 to 87.5 basis points, which margin will vary based on the credit rating or financial leverage of the applicable borrower. Unused credit is available for general business purposes and to support any commercial paper borrowings. The New Credit Agreement contains certain covenants for each borrower relating to, among other things, additional indebtedness; liens on assets; cash flow coverage and leverage ratios; and loans, advances, distributions and other cash payments or transfers of assets from the borrowers to their respective partners or affiliates.



 (e) Except for borrowings by TWI Cable and the TWE-Advance/Newhouse Partnership under the New Credit Agreement, such indebtedness is guaranteed by certain subsidiaries of the Company which are the general partners of TWE.



 (f) The shares of Series K Preferred Stock are to be exchanged for shares of Series M Preferred Stock.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

COMPANY SELECTED HISTORICAL FINANCIAL INFORMATION


     The selected historical financial information of the Company set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of the Company contained in the 10-K and with the unaudited consolidated condensed financial statements of the Company and other financial information of the Company for the quarter ended June 30, 1996 contained in the Second Quarter 10-Q, which are incorporated herein by reference. The selected historical financial information for all periods after 1992 reflect the deconsolidation of the Entertainment Group, principally TWE, effective January 1, 1993. Capitalized terms are as defined and described in such historical financial statements, or elsewhere herein.



     The selected historical financial information for 1996 reflects (a) the issuance of 1.6 million shares of Series K Preferred Stock and the use of approximately $1.55 billion of net proceeds therefrom to reduce debt and (b)(i) the issuance of 6.3 million shares of the Company's convertible preferred stock having an aggregate liquidation preference of $633 million and 2.9 million shares of the Company's common stock and (ii) the assumption or incurrence of approximately $2 billion of indebtedness, in connection with the CVI Acquisition. The selected historical financial information for 1995 reflects (a) the issuance of 29.3 million shares of the Company's convertible preferred stock having an aggregate liquidation preference of $2.926 billion and 2.6 million shares of the Company's common stock and (b) the assumption or incurrence of approximately $1.3 billion of indebtedness in connection with (x) the KBLCOM Acquisition and the Summit Acquisition and (y) the ITOCHU/Toshiba Transaction. The selected historical financial information for 1993 reflects the issuance of $6.1 billion of long-term debt and the use of $500 million of cash and equivalents for the exchange or redemption of preferred stock having an aggregate liquidation preference of $6.4 billion. The selected historical financial information for 1992 reflects the capitalization of TWE on June 30, 1992 and associated refinancings, and the acquisition of the 18.7% minority interest in American Television and Communications Corporation ('ATC') as of June 30, 1992, using the purchase method of accounting for business combinations. Per common share amounts and average common shares have been restated to give effect to the four-for-one common stock split that occurred on September 10, 1992.



                                                     SIX MONTHS ENDED
                                                         JUNE 30,                             YEARS ENDED DECEMBER 31,
                                            ----------------------------------    ------------------------------------------------
                                                 1996               1995           1995      1994      1993      1992       1991
                                            ---------------    ---------------    ------    ------    ------    -------    -------
                                                               (MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
OPERATING STATEMENT INFORMATION
Revenues.................................       $ 4,207            $ 3,724        $8,067    $7,396    $6,581    $13,070    $12,021
Depreciation and amortization............           452                231           559       437       424      1,172      1,109
Business segment operating income(a).....           325                322           697       713       591      1,343      1,154
Equity in pretax income of Entertainment
  Group..................................           209                106           256       176       281         --         --
Interest and other, net..................           578                356           877       724       718        882        966
Income (loss) before extraordinary
  item...................................          (124)               (55)         (124)      (91)     (164)        86        (99)
Net income (loss)(b)(c)..................          (159)               (55)         (166)      (91)     (221)        86        (99)
Net loss applicable to common shares
  (after preferred dividends)............          (263)               (63)         (218)     (104)     (339)      (542)      (692)
Per share of common stock:
     Loss before extraordinary item......       $  (.58)           $  (.17)       $ (.46)   $ (.27)   $ (.75)   $ (1.46)   $ (2.40)
     Net loss(b)(c)......................       $  (.67)           $  (.17)       $ (.57)   $ (.27)   $ (.90)   $ (1.46)   $ (2.40)
     Dividends...........................       $   .18            $   .18        $  .36    $  .35    $  .31    $  .265    $   .25
Average common shares(c).................         390.6              380.5         383.8     378.9     374.7      371.0      288.2
Ratio of earnings to fixed charges(d)....          1.0x               1.1x          1.1x      1.1x      1.1x       1.4x       1.1x
Ratio of earnings to combined fixed
  charges and preferred stock dividends
  (deficiency in the coverage of combined
  fixed charges and preferred stock
  dividends by earnings before fixed
  charges and preferred stock
  dividends)(d)..........................       $  (127)              1.1x          1.0x      1.1x    $  (91)   $  (509)   $(1,240)

                                                                                  DECEMBER 31,
                                              JUNE 30,         --------------------------------------------------
                                                1996            1995       1994      1993       1992       1991
                                         ------------------    -------    ------    -------    -------    -------
                                                                        (MILLIONS)

BALANCE SHEET INFORMATION
Investments in and amounts due to and
  from Entertainment Group............        $  5,945         $ 5,734    $5,350    $ 5,627    $    --    $    --
Total assets..........................          24,508          22,132    16,716     16,892     27,366     24,889
Long-term debt........................           9,928           9,907     8,839      9,291     10,068      8,716
Borrowings against future stock option
  proceeds............................             225              --        --         --         --         --
Company-obligated mandatorily
  redeemable preferred securities of
  subsidiaries holding solely
  subordinated notes and debentures of
  the Company(e)......................             949             949        --         --         --         --
Series K Preferred Stock..............           1,586              --        --         --         --         --
Shareholders equity:
     Preferred stock liquidation
       preference.....................           3,559           2,994       140        140      6,532      6,256
     Equity applicable to common
       stock..........................             284             673     1,008      1,230      1,635      2,242
     Total shareholders' equity.......           3,843           3,667     1,148      1,370      8,167      8,498
Total capitalization..................          16,531          14,523     9,987     10,661     18,235     17,214


- ------------

 (a) Business segment operating income for the year ended December 31, 1995 includes $85 million in losses relating to certain businesses and joint ventures owned by the Music division which were restructured or closed. Business segment operating income for the year ended December 31, 1991 includes a $60 million charge relating to the restructuring of the Publishing division.


 (b) The net loss for the six months ended June 30, 1996 includes an extraordinary loss on the retirement of debt of $35 million ($.09 per common share). The net loss for the year ended December 31, 1995 includes an extraordinary loss on the retirement of debt of $42 million ($.11 per common share). The net loss for the year ended December 31, 1993 includes an extraordinary loss on the retirement of debt of $57 million ($.15 per common share) and an unusual charge of $70 million ($.19 per common share) from the effect of the new income tax law on the Company's deferred income tax liability.


 (c) In August 1991, the Company completed the sale of 137.9 million shares of common stock pursuant to a rights offering. Net proceeds of $2.558 billion from the rights offering were used to reduce indebtedness under the Company's bank credit agreement. If the rights offering had been completed at the beginning of 1991, net loss for the year would have been reduced to $33 million, or $1.70 per common share, and there would have been 369.3 million shares of common stock outstanding during the year.

 (d) For purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding (i) pretax income, (ii) interest expense, including previously capitalized interest amortized to expense and the portion of rents representative of an interest factor for the Company and its majority-owned subsidiaries, (iii) the Company's proportionate share of the items included in (ii) above for its 50%-owned companies, (iv) preferred stock dividend requirements of majority-owned subsidiaries, (v) minority interest in the income of majority-owned subsidiaries that have fixed charges and (vi) undistributed losses of its less-than-50%-owned companies. Fixed charges consist of (i) interest expense, including interest capitalized and the portion of rents representative of an interest factor for the Company and its majority-owned subsidiaries, (ii) the Company's proportionate share of such items for its 50%-owned companies and
     (iii)   preferred   stock    dividend   requirements   of    majority-owned

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     subsidiaries. Combined fixed charges and preferred stock dividends also include the amount of pretax income necessary to cover preferred stock dividend requirements of the Company. For periods in which earnings before fixed charges were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends, the dollar amount of coverage deficiency, instead of the ratio, is disclosed. Earnings as defined include significant noncash charges for depreciation and amortization. With respect to the ratio of earnings to fixed charges, fixed charges for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995 and 1994 include noncash interest expense of $46 million, $116 million, $176 million and $219 million, respectively, relating to the Company's Zero Coupon Convertible Notes due 2012 and 2013 and, in 1995 and 1994 only, the Company's Reset Notes. With respect to the ratio of earnings to combined fixed charges and preferred stock dividends, fixed charges similarly include noncash interest expense as noted above and, for the six-month period ended June 30, 1996 only, noncash preferred stock dividends of $36 million relating to the Company's Series K Preferred Stock.


 (e) Includes $374 million of preferred securities that are redeemable for cash or, at the Company's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by the Company.

ENTERTAINMENT GROUP SELECTED HISTORICAL FINANCIAL INFORMATION


     The selected historical financial information of the Entertainment Group set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of the Company and TWE contained in the 10-K and with the unaudited consolidated condensed financial statements and other financial information of the Company and TWE for the quarter ended June 30, 1996 contained in the Second Quarter 10-Q, which are incorporated herein by reference. Capitalized terms are as defined and described in such historical financial statements, or elsewhere herein. For periods prior to January 1, 1993, the Entertainment Group is consolidated with the Company for financial reporting purposes and, accordingly, is also reflected in the Company's selected historical financial information.


     The selected historical financial information for 1995 reflects the consolidation by TWE of the TWE-Advance/Newhouse Partnership resulting from the formation of such partnership, effective as of April 1, 1995, and the consolidation of Paragon effective as of July 6, 1995. The selected historical financial information gives effect to the consolidation of Six Flags effective as of January 1, 1993 as a result of an increase in TWE's ownership of Six Flags from 50% to 100% in September 1993, and the subsequent deconsolidation of Six Flags resulting from the disposition by TWE of a 51% interest in Six Flags effective as of June 23, 1995. The selected historical financial information for 1993 also gives effect to the admission of U S WEST as an additional limited partner of TWE as of September 15, 1993 and the issuance of $2.6 billion of TWE debentures during the year to reduce indebtedness under TWE's then existing credit agreement, and for 1992 gives effect to the initial capitalization of TWE and associated refinancings as of the dates such transactions were consummated and the Company's acquisition of the ATC minority interest as of June 30, 1992, using the purchase method of accounting. The Company's cost to acquire the ATC minority interest is reflected in the consolidated financial statements of TWE under the pushdown method of accounting.

                                              SIX MONTHS ENDED
                                                  JUNE 30,                      YEARS ENDED DECEMBER 31,
                                           ----------------------    ----------------------------------------------
                                             1996         1995        1995      1994      1993      1992      1991
                                           ---------    ---------    ------    ------    ------    ------    ------
                                                                  (MILLIONS, EXCEPT RATIOS)

OPERATING STATEMENT INFORMATION
Revenues................................    $ 5,097      $ 4,508     $9,629    $8,509    $7,963    $6,761    $6,068
Depreciation and amortization...........        585          513      1,060       959       909       788       733
Business segment operating income.......        568          475        992       852       905       814       724
Interest and other, net.................        222          304        539       616       564       531       526
Income before extraordinary item........        170           70        170       136       217       173       103
Net income(a)...........................        170           70        146       136       207       173       103
TWE ratio of earnings to fixed
  charges(b)............................       2.0x         1.4x       1.6x      1.4x      1.4x      1.4x      1.4x



                                                   JUNE 30,                       DECEMBER 31,
                                                   --------    ---------------------------------------------------
                                                     1996       1995       1994       1993       1992       1991
                                                   --------    -------    -------    -------    -------    -------
                                                                             (MILLIONS)

BALANCE SHEET INFORMATION
Total assets....................................   $ 18,968    $18,960    $18,992    $18,202    $15,886    $14,230
Long-term debt..................................      5,575      6,137      7,160      7,125      7,171      4,571
Time Warner General Partners' Senior Capital....      1,483      1,426      1,663      1,536         --         --
Partners' capital...............................      6,735      6,576      6,491      6,228      6,483      6,717


- ------------

 (a) Net income for the years ended December 31, 1995 and 1993 includes an extraordinary loss on the retirement of debt of $24 million and $10 million, respectively.


 (b) For purposes of the ratio of earnings to fixed charges, earnings were calculated by adding (i) pretax income, (ii) interest expense, including previously capitalized interest amortized to expense and the portion of rents representative of an interest factor for TWE and its majority-owned subsidiaries, (iii) TWE's proportionate share of the items included in (ii) above for its 50%-owned companies, (iv) minority interest in the income of majority-owned subsidiaries that have fixed charges and (v) undistributed losses of its less-than-50%-owned companies. Fixed charges consist of (i) interest expense, including interest capitalized and the portion of rents representative of an interest factor for TWE and its majority-owned subsidiaries and (ii) TWE's proportionate share of such items for its 50%-owned companies. Earnings as defined include significant noncash charges for depreciation and amortization.


COMPANY AND ENTERTAINMENT GROUP SELECTED PRO FORMA FINANCIAL INFORMATION


     The unaudited selected pro forma balance sheet information of the Company at June 30, 1996 set forth below gives effect to the TBS Transaction as if it had occurred at such date. The unaudited selected pro forma operating statement information of the Company for the six months ended June 30, 1996 set forth below gives effect in column (1) to the Series K Refinancing and the 1996 Convertible Debt Refinancing and in column (2) to such transactions and the TBS Transaction, in each case as if consummated at the beginning of 1995. The ITOCHU/Toshiba Transaction, the Cable Transactions, the 1995 Convertible Debt Refinancing, the Reset Notes Refinancing, the Bank Refinancing, the Asset Sale Transactions and, with respect to the balance sheet only, the Series K Refinancing and the 1996 Convertible Debt Refinancing, are already reflected in the historical financial statements of the Company as of and for the six months ended June 30, 1996. The unaudited selected pro forma operating statement information of the Company for the year ended December 31, 1995 set forth below gives effect in column (1) to the ITOCHU/Toshiba Transaction, the Cable Transactions, the Debt Refinancings and the Asset Sale Transactions and in column (2) to each of such transactions and the TBS Transaction, in each case as if the transactions had occurred at the beginning of such period.

     The unaudited selected pro forma operating statement information of the Entertainment Group for the year ended December 31, 1995 set forth below gives effect to the TWE-A/N Transaction, the Debt Refinancings, the consolidation of Paragon and the Asset Sale Transactions, in each case as if consummated at the beginning of 1995. Unaudited selected pro forma financial statement information of the Entertainment Group as of and for the six months ended June 30, 1996 has not been presented since all such transactions consummated by TWE are reflected, in all material respects, in the historical financial statements of the Entertainment Group as of and for the six months ended June 30, 1996.



     The selected pro forma financial information should be read in conjunction with the 'Time Warner Inc. and Entertainment Group Pro Forma Consolidated Condensed Financial Statements' included in the August 14, 1996 8-K and incorporated herein by reference.


     The selected pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the transactions given retroactive effect therein had been consummated as of the dates indicated, nor is it necessarily indicative of future financial conditions or operating results.


                                                   SIX MONTHS ENDED                         YEAR ENDED
                                                     JUNE 30, 1996                       DECEMBER 31, 1995
                                              ---------------------------   -------------------------------------------
                                                  (1)            (2)            (1)            (2)
                                                COMPANY        COMPANY        COMPANY        COMPANY
                                                PRE-TBS        POST-TBS       PRE-TBS        POST-TBS     ENTERTAINMENT
                                              PRO FORMA(a)   PRO FORMA(b)   PRO FORMA(a)   PRO FORMA(b)       GROUP
                                              ------------   ------------   ------------   ------------   -------------
                                                           (MILLIONS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
PRO FORMA OPERATING
STATEMENT INFORMATION
Revenues....................................     $4,207         $5,882         $8,742        $ 12,179        $ 9,686
Depreciation and amortization...............        452            623            935           1,283          1,078
Business segment operating income...........        325            328            656             832            994
Equity in pretax income of Entertainment
  Group.....................................        209            209            286             286             --
Interest and other, net.....................        540            627            926           1,142            484
Income (loss) before extraordinary item.....       (102)          (182)          (190)           (274)           203
Loss before extraordinary item applicable to
  common shares (after preferred
  dividends)................................       (257)          (337)          (506)           (590)            --
Per share of common stock:
     Loss before extraordinary item.........     $ (.66)        $ (.59)        $(1.30)       $  (1.04)            --
     Dividends..............................     $  .18         $  .18         $  .36        $    .36             --
Average common shares.......................      390.6          568.9          387.7           566.0             --
Company and TWE ratio of earnings to fixed
  charges (deficiency in the coverage of
  fixed charges by earnings before fixed
  charges)(c)...............................       1.1x         $  (19)          1.0x        $     (6)          1.8x
Company deficiency in the coverage of
  combined fixed charges and preferred stock
  dividends by earnings before fixed charges
  and preferred stock dividends(c)..........     $ (171)        $ (268)        $ (387)       $   (444)            --

                                                                                                JUNE 30, 1996
                                                                                               COMPANY POST-TBS
                                                                                                 PRO FORMA(b)
                                                                                               ----------------
                                                                                                  (MILLIONS)

PRO FORMA BALANCE SHEET INFORMATION
Investments in and amounts due to and from Entertainment Group..............................       $  5,945
Total assets................................................................................         34,711
Long-term debt..............................................................................         12,690
Borrowings against future stock option proceeds.............................................            225
Company-obligated mandatorily redeemable preferred securities of subsidiaries holding solely
  subordinated notes and debentures of the Company..........................................            949
Series K Preferred Stock....................................................................          1,586
Shareholders' equity:
     Preferred stock liquidation preference.................................................          3,559
     Equity applicable to common stock......................................................          6,308
     Total shareholders' equity.............................................................          9,867
Total capitalization........................................................................         25,317


- ------------

 (a) Also reflects, on a pro forma basis, the Company as a separate subsidiary of the new holding company after consummation of the TBS Transaction. See 'The Company -- TBS Transaction.'


 (b) Reflects, on a pro forma basis, the new holding company after consummation of the TBS Transaction (in which case the Company expects that the new holding company would provide guarantees of the Company's and TBS's outstanding public debt).



 (c) For purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings were calculated by adding (i) pretax income, (ii) interest expense, including previously capitalized interest amortized to expense and the portion of rents representative of an interest factor for each of the Company and TWE, respectively, and each of their respective majority-owned subsidiaries, (iii) each of the Company's and TWE's proportionate share of the items included in (ii) above for each of their respective 50%-owned companies, (iv) preferred stock dividend requirements of majority-owned subsidiaries, (v) minority interest in the income of majority-owned subsidiaries that have fixed charges and (vi) undistributed losses of each of their respective less-than-50%-owned companies. Fixed charges consist of
     (i) interest expense, including interest capitalized and the portion of rents representative of an interest factor for each of the Company and TWE, respectively, and its majority-owned subsidiaries, (ii) each of the Company's and TWE's proportionate share of such items for each of their respective 50%-owned companies and (iii) preferred stock dividend requirements of majority-owned subsidiaries. Combined fixed charges and preferred stock dividends also include the amount of pretax income necessary to cover preferred stock dividend requirements of the Company. For periods in which earnings before fixed charges were insufficient to cover fixed charges or combined fixed charges and preferred stock dividends, the dollar amount of coverage deficiency, instead of the ratio, is disclosed. Earnings as defined include significant noncash charges for depreciation and amortization. With respect to the ratio of earnings to fixed charges, fixed charges for the Company for the six months ended June 30, 1996 and the year ended December 31, 1995 in column (1) and column (2) include noncash interest expense of $46 million and $83 million, respectively, relating to the Company's zero coupon convertible notes due 2012 and 2013 and, in column (2) only, an additional $10 million and $18 million, respectively, relating to TBS's zero coupon convertible notes due 2007. With respect to the ratio of earnings to combined fixed charges and preferred stock dividends, fixed charges similarly include noncash interest expense as noted above and, for the six-month period ended June 30, 1996 and the year ended December 31, 1995, noncash preferred stock dividends of $87 million and $173 million, respectively, relating to the Company's Series K Preferred Stock.

                                 EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange shares of Series M Preferred Stock for any and all of the outstanding shares of Series K Preferred Stock (on a share for share basis) properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below.

PURPOSE OF THE EXCHANGE OFFER


     On April 11, 1996, the Company issued 1.6 million shares of the Series K Preferred Stock. On June 30, 1996, the Company issued 35,623 shares of the Series K Preferred Stock as dividends in respect of the 1.6 million shares. The issuances of Series K Preferred Stock were not registered under the Securities Act in reliance upon exemptions provided in the Securities Act.


     In connection with the issuance and sale of the Series K Preferred Stock, the Company entered into the Registration Rights Agreement, which requires the Company to (i) use its best efforts to cause to be filed with the Commission by May 26, 1996 a registration statement (the 'Exchange Offer Registration Statement') relating to a registered Exchange Offer for the Series K Preferred Stock under the Securities Act; (ii) use its best efforts to have the Exchange Offer Registration Statement declared effective under the Securities Act by October 8, 1996; and (iii) commence the Exchange Offer as soon as practicable after the effectiveness of the Exchange Offer Registration Statement and use its best efforts to consummate the Exchange Offer as promptly as practicable, but in any event by December 7, 1996. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or do not permit any holder of the Series K Preferred Stock (including the Initial Purchasers) to participate in the Exchange Offer, the Company will use its best efforts to cause to be filed with the Commission a shelf registration statement (the 'Shelf Registration Statement') to cover resales of the Series K Preferred Stock by such holders who satisfy certain conditions relating to, among other things, the provision of information in connection with the Shelf Registration Statement. If the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective by December 7, 1996, the annual dividend rate borne by the Series K Preferred Stock will immediately increase by
 .50 percent per annum; provided that if the Company had also failed to file with the Commission the Exchange Offer Registration Statement by May 26, 1996, then the annual dividend rate will immediately increase by 1.0 percent (instead of
 .50 percent) per annum. Upon the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the dividend rate borne by the Series K Preferred Stock will be reduced to the original dividend rate. The Exchange Offer is being made by the Company to satisfy its obligations under the Registration Rights Agreement.

     Based on no action letters issued by the staff of the Commission to third parties, the Company believes that the Series M Preferred Stock issued in exchange for Series K Preferred Stock pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Series K Preferred Stock directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act provided that such shares of Series M Preferred Stock are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Series M Preferred Stock. Any holder of Series K Preferred Stock who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series M Preferred Stock could not rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Thus, any shares of Series M Preferred Stock acquired by such holders will not be freely transferable except in compliance with the Securities Act. Each broker-dealer that receives shares of Series M Preferred Stock for its own account in exchange for shares of Series K Preferred Stock acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such shares of Series M Preferred Stock. See 'Plan of Distribution.'

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS


     The  Exchange  Offer will  expire  at 5:00  p.m.,  New York  City  time, on
            , 1996, unless the Company, in its sole discretion, has extended the period of time (as described below) for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the 'Expiration Date'), provided that the Expiration Date shall in no event be later than the 180th day following the date on which the Registration Statement is declared effective. The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any shares of Series K Preferred Stock by giving oral notice (confirmed in writing) or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time. During any such extension, all shares of Series K Preferred Stock previously tendered will remain subject to the Exchange Offer.



     In addition, the Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any shares of Series K Preferred Stock not theretofore accepted for exchange upon the occurrence of any of the events specified below under ' -- Certain Conditions to the Exchange Offer.' If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Series K Preferred Stock as promptly as practicable. In addition, in the event that the TBS Transaction is consummated prior to the Expiration Date, this Exchange Offer will be terminated and each share of Series K Preferred Stock will be converted into a share of a substantially identical class of capital stock of New Time Warner. Such New Time Warner capital stock will be issued to the holders of Series K Preferred Stock pursuant to a registration statement on Form S-4 of New Time Warner.


     For purposes of the Exchange Offer, a 'business day' means any day other than Saturday, Sunday or a federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

PROCEDURES FOR TENDERING SERIES K PREFERRED STOCK

     The tender to the Company of shares of Series K Preferred Stock by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of shares of Series K Preferred Stock may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the shares of Series K Preferred Stock being tendered and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to 5:00 p.m., New York City time, on the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF SHARES OF SERIES K PREFERRED STOCK, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, OR AN OVERNIGHT OR HAND DELIVERY SERVICE, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO SHARES OF SERIES K PREFERRED STOCK OR LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the shares of Series K Preferred Stock surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the shares of Series K Preferred Stock who has not completed the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (each an 'Eligible Institution'). If shares of Series K Preferred Stock are registered in the name of a person other than a signer of the Letter of Transmittal, the shares of Series K Preferred Stock surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

     The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Series K Preferred Stock at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of shares of Series K Preferred Stock by causing such book-entry transfer facility to transfer such shares of Series K Preferred Stock into the Exchange Agent's account with respect to the shares of Series K Preferred Stock in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of shares of Series K Preferred Stock may be effected through book-entry transfer in the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or shares of Series K Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address or facsimile number set forth below on or prior to the Expiration Date a letter, telegram or facsimile from an Eligible Institution setting forth the name and address of the tendering holder, the name in which the shares of Series K Preferred Stock are registered and, if possible, the certificate number or numbers of the certificate or certificates representing the shares of Series K Preferred Stock to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the shares of Series K Preferred Stock in proper form for transfer (or a confirmation of book-entry transfer of such shares of Series K Preferred Stock into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless shares of Series K Preferred Stock being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by an Eligible Institution for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the shares of Series K Preferred Stock (or a confirmation of book-entry transfer of such shares of Series K Preferred Stock into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of shares of Series M Preferred Stock in exchange for shares of Series K Preferred Stock tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered shares of Series K Preferred Stock.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of shares of Series K Preferred Stock tendered for exchange will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the right to reject any and all tenders of any particular shares of Series K Preferred Stock not properly tendered or reject any particular shares of Series K Preferred Stock the acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or condition of the Exchange Offer as to any particular shares of Series K Preferred Stock either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender shares of Series K Preferred Stock in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of shares of Series K Preferred Stock for exchange must be cured within such time as the Company shall determine. Neither the Company nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of shares of Series K Preferred Stock for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal or any shares of Series K Preferred Stock or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder that is not a broker-dealer or is a broker-dealer but is not receiving shares of Series M Preferred Stock for its own account will represent to the Company that, among other things, the shares of Series M Preferred Stock acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, that such holder has no arrangement with any person to participate in the distribution of such shares of Series M Preferred Stock and that such holder is not an 'affiliate' of the Company as defined in Rule 405 under the Securities Act. Each broker-dealer that is receiving shares of Series M Preferred Stock for its own account in exchange for shares of Series K Preferred Stock that were acquired as a result of market-making or other trading activities will represent to the Company that it will deliver a prospectus in connection with any resale of such shares of Series M Preferred Stock.

     In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any shares of Series K Preferred Stock that remain outstanding subsequent to Expiration Date, or, as set forth under ' -- Certain Conditions to the Exchange Offer,' to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase shares of Series K Preferred Stock in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

WITHDRAWAL RIGHTS

     Tenders of shares of Series K Preferred Stock may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal sent by letter, telegram or facsimile must be received by the Exchange Agent prior to the Expiration Date at its address or facsimile number set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the shares of Series K Preferred Stock to be withdrawn (the 'Depositor'), (ii) identify the shares of Series K Preferred Stock to be withdrawn (including the certificate number or numbers of the certificate or certificates representing such shares of Series K Preferred Stock and number of shares of such Series K Preferred Stock), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such shares of Series K Preferred Stock were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Transfer Agent with respect to the shares of Series K Preferred Stock to register the transfer of such shares of Series K Preferred Stock into the name of the person withdrawing the tender and

(iv) specify the name in which any such shares of Series K Preferred Stock are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any shares of Series K Preferred Stock so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no shares of Series M Preferred Stock will be issued with respect thereto unless the shares of Series K Preferred Stock so withdrawn are validly retendered. Any shares of Series K Preferred Stock which have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn shares of Series K Preferred Stock may be retendered by following one of the procedures described above under ' -- Procedures for Tendering Series K Preferred Stock' at any time prior to the Expiration Date.

ACCEPTANCE OF SERIES K PREFERRED STOCK FOR EXCHANGE; DELIVERY OF SERIES M PREFERRED STOCK

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all shares of Series K Preferred Stock properly tendered and will issue the shares of Series M Preferred Stock promptly after acceptance of the Exchange Offer. See ' -- Certain Conditions to the Exchange Offer' below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered shares of Series K Preferred Stock for exchange when the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of the shares of Series M Preferred Stock in exchange for shares of Series K Preferred Stock pursuant to the Exchange Offer will be made only after timely receipt by the Company of such shares of Series K Preferred Stock, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered shares of Series K Preferred Stock are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted shares of Series K Preferred Stock will be returned without expense to the tendering holder thereof as promptly as practicable after the rejection of such tender or the expiration or termination of the Exchange Offer.

UNTENDERED SERIES K PREFERRED STOCK

     Holders of shares of Series K Preferred Stock whose shares of Series K Preferred Stock are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such shares of Series K Preferred Stock and will be entitled to all the rights and preferences and subject to the limitations applicable thereto. Following consummation of the Exchange Offer, the holders of shares of Series K Preferred Stock will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the shares of Series K Preferred Stock held by them. To the extent that shares of Series K Preferred Stock are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted shares of Series K Preferred Stock could be adversely affected.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or issue shares of Series M Preferred Stock in exchange for, any shares of Series K Preferred Stock, and may terminate or amend the Exchange Offer, if at any time before the acceptance of such shares of Series K Preferred Stock for exchange, any of the following events shall occur:

          (i) an injunction, order or decree shall have been issued by any court or governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

          (ii) there shall occur a change in the current interpretation of the staff of the Commission which current interpretation permits the shares of Series M Preferred Stock issued pursuant to the Exchange Offer in exchange for the shares of Series K Preferred Stock to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Series K Preferred Stock directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or
     (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such shares of Series M Preferred Stock are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of shares of Series M Preferred Stock.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any shares of Series K Preferred Stock and return all shares of Series K Preferred Stock that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all shares of Series K Preferred Stock tendered prior to the Expiration Date, subject to the rights of such holders of tendered shares of Series K Preferred Stock to withdraw their tendered shares of Series K Preferred Stock, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered shares of Series K Preferred Stock that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of shares of Series K Preferred Stock, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the shares of Series K Preferred Stock, if the Exchange Offer would otherwise expire during such period.

     In addition, the Company will not accept for exchange any Series K Preferred Stock tendered, and no Series M Preferred Stock will be issued in exchange for any such Series K Preferred Stock, if at any time any stop order shall be threatened by the Commission or in effect with respect to the Registration Statement.

     The Exchange Offer is not conditioned on any minimum number of shares of Series K Preferred Stock being tendered for exchange.

EXCHANGE AGENT


     ChaseMellon Shareholder Services, L.L.C. ('Chase') has been appointed as Exchange Agent for the Exchange Offer. Questions regarding Exchange Offer procedures and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:



                By Mail:                                    By Hand or Overnight Delivery:
  ChaseMellon Shareholder Services, L.L.C.              ChaseMellon Shareholder Services, L.L.C.
  Reorganization Department                             Reorganization Department
  PO Box 768                                            120 Broadway
  Midtown Station                                       13th Floor
  New York, NY 10018                                    New York, NY 10271



Chase is also the Transfer Agent for the Series K Preferred Stock.


SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection
                                       40
therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company.

     No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of shares of Series K Preferred Stock in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of shares of Series K Preferred Stock pursuant to the Exchange Offer. If, however, certificates representing shares of Series M Preferred Stock or shares of Series K Preferred Stock not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the shares of Series K Preferred Stock tendered, or if tendered shares of Series K Preferred Stock are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of shares of Series K Preferred Stock pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. Expenses incurred in connection with the issuance of the Series M Preferred Stock will be amortized by the Company over the term of the Series M Preferred Stock under generally accepted accounting principles.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives shares of Series M Preferred Stock for its own account in exchange for shares of Series K Preferred Stock acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such shares of Series M Preferred Stock. For a period of 90 days after the Expiration Date, this Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such shares of Series M Preferred Stock. During such 90-day period, the Company will use best efforts to make this Prospectus available to any broker-dealer for use in connection with such resales, provided that such broker-dealer indicates in the Letter of Transmittal that it is a broker-dealer.

     The Company will not receive any proceeds from any sale of shares of Series M Preferred Stock by broker-dealers. Shares of Series M Preferred Stock received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the shares of Series M Preferred Stock or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such shares of Series M Preferred Stock. Any broker-dealer that resells shares of Series M Preferred Stock that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such shares of Series M Preferred Stock may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of shares of Series M

Preferred Stock and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that a broker-dealer, by acknowledging that it will deliver and by delivering a prospectus, will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. The Company will indemnify the holders of the Series M Preferred Stock (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     In addition, the Company has agreed that if upon expiration of the Exchange Offer, any of the Initial Purchasers of the Series K Preferred Stock shall not have sold all of the Series K Preferred Stock initially purchased from the Company by such Initial Purchasers to unaffiliated investors, upon such purchasers' request (made within 10 days after the Expiration Date), the Company will use its best efforts to file promptly, or if so requested by the Initial Purchasers, on a later date (no later than six months after the Expiration
Date), a shelf registration statement relating to the resale of the Existing Debentures and keep such shelf registration statement effective for a period of 120 days.

                    DESCRIPTION OF SERIES M PREFERRED STOCK

     The Series M Preferred Stock will be issued pursuant to a certificate of designation (the 'Certificate of Designation'). The summary contained herein of certain provisions of the Series M Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Certificate of Designation. The definitions of certain terms used in the Certificate of Designation and in the following summary are set forth in the 'Glossary of Significant Terms.'

GENERAL

     The Company is authorized to issue 1 billion shares of capital stock, of which 750 million shares are common stock, par value $1.00 per share ('Common Stock'), and 250 million shares are preferred stock, par value $1.00 per share.


     On June 30, 1996, there were outstanding 386.8 million shares of Common Stock and 37.2 million shares of preferred stock.


     The Board of Directors of the Company has adopted resolutions reserving for issuance an adequate number of shares of the Series M Preferred Stock and the Series L Preferred Stock, and the Company will file the Certificates of Designation with respect thereto with the Secretary of State of the State of Delaware as required by Delaware law. Shares of Series M Preferred Stock when issued in exchange for shares of Series K Preferred Stock will be fully paid and nonassessable, and the holders thereof will have no subscription or preemptive rights related thereto.

     Pursuant to the Company's Certificate of Incorporation, the shares of Series M Preferred Stock shall always be subject to redemption by the Company at a redemption price equal to fair market value payable in cash, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the General Corporation Law of the State of Delaware (or by any other provision of applicable law), to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Company or any subsidiary to conduct any portion of the business of the Company, which license or franchise is conditioned upon some or all of the holders of the Company's stock of any class or series possessing prescribed qualifications.

RANKING

     The Series M Preferred Stock, with respect to dividends and distributions upon the liquidation, winding up and dissolution of the Company, ranks senior to all classes of Junior Stock and pari passu with the other classes of Parity Stock of the Company.

DIVIDENDS

     Holders of Series M Preferred Stock are entitled, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, to receive dividends on each outstanding share of Series M Preferred Stock, at the rate of 10 1/4% per annum. Dividends on the Series M Preferred Stock are payable quarterly in arrears on each Dividend Payment Date, commencing on the First Dividend Payment Date, to holders of record of the Series M Preferred Stock on the Record Date immediately preceding such Dividend Payment Date. Dividends on the Series M Preferred Stock will be cumulative (whether or not earned or declared) from the date of issuance of the Series M Preferred Stock. Dividends which are not declared and paid when due will compound quarterly on each Dividend Payment Date at the dividend rate until payment is made.

     Dividends may, at the option of the Company, be paid on any Dividend Payment Date either in cash or by issuing fully paid and nonassessable shares of Series M Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends; provided, however, that dividends payable on any Dividend Payment Date shall be paid (i) in cash, to the extent of an amount equal to the Pro Rata Percentage as of the Preceding Record Date, multiplied by the amount of cash distributions, excluding Tax Distributions other than Included Tax Distributions, if any, received by the Company (and its subsidiaries) on or after the Preceding Record Date to, but not including, the current Record Date with respect to its TWE Series B Capital and TWE Junior Capital, and (ii) in Series M Preferred Stock or cash, at the Company's option, to the extent of any balance. TWE's ability to make distributions is subject to certain restrictions. See 'Risk Factors.'

     Holders of Series K Preferred Stock whose shares of Series K Preferred Stock are accepted for exchange will be deemed to have waived the right to receive any payment in respect of any unpaid dividends on the Series K Preferred Stock that have accumulated or accrued to the date of issuance of the Series M Preferred Stock. Consequently, on the First Dividend Payment Date holders who exchange their shares of Series K Preferred Stock for Series M Preferred Stock will receive the same dividends on the Series M Preferred Stock that holders of the Series K Preferred Stock who do not accept the Exchange Offer will receive on the Series K Preferred Stock.

     No dividends may be declared or paid or set apart for payment on Series M Preferred Stock or any other Parity Stock, and no Parity Stock, including the Series M Preferred Stock, may be repurchased, exchanged, redeemed or otherwise retired by the Company, nor may funds be set apart for payment with respect thereto, unless full cumulative dividends shall have been paid or set apart for such payment on, and all applicable redemption, exchange and repurchase obligations shall have been satisfied with respect to, all outstanding shares of Series M Preferred Stock and such other Parity Stock; provided that dividends may be paid on Parity Stock if they are payable in Junior Stock; and provided further that Parity Stock may be converted into or exchanged for Parity Stock (having the same liquidation preference) or Junior Stock. If full dividends are not so paid, the Series M Preferred Stock shall share dividends with all other Parity Stock so that the amount of dividends declared per share on the Series M Preferred Stock and all such other Parity Stock shall in all cases bear the same ratio that cumulative dividends per share on the Series M Preferred Stock and all such other Parity Stock bear to each other. No dividends may be paid or set apart for such payment on Junior Stock, and no Junior Stock may be repurchased, exchanged, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on the Series M Preferred Stock or any applicable redemption, exchange or repurchase obligation has not been satisfied with respect to all outstanding shares of Series M Preferred Stock; provided that dividends or distributions may be made on Junior Stock if they are payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Stock; and provided further that Junior Stock may be converted into or exchanged for Junior Stock. In addition, in the event that there shall have occurred certain events of default in connection with the Company's debt, the Company shall not declare or pay or make any distributions on or with respect to, or purchase, redeem or exchange any of its capital stock, except where such dividend or payment is made in the form of, or such exchange is for, capital stock.

OPTIONAL REDEMPTION

     The Series M Preferred Stock may not be redeemed at the option of the Company prior to July 1, 2006. Thereafter, the Series M Preferred Stock will be redeemable, at the Company's option, in whole or in part, at any time and from time to time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to the registered address of each holder of the Series M Preferred Stock as of the record date for such redemption. The redemption price for each share of Series M Preferred Stock called for redemption during the 12-month period commencing on July 1 of the years set forth below shall be the amounts (expressed as percentages of the liquidation preference thereof) set forth opposite such years, plus accumulated and accrued and unpaid dividends to the redemption date.

                                                                                     PERCENTAGE OF
                                                                                      LIQUIDATION
PERIOD                                                                                PREFERENCE
- ------                                                                               -------------

 2006    .........................................................................      105.125%
 2007    .........................................................................      103.844
 2008    .........................................................................      102.563
 2009    .........................................................................      101.281
 2010 and thereafter..............................................................      100.000

     No optional redemption shall be effected unless the Company shall have obtained a Rating Confirmation with respect to such redemption.

MANDATORY REDEMPTION

     On each Mandatory Redemption Date, the Company is required to redeem the Redeemable Number of shares of Series M Preferred Stock at the Mandatory Redemption Price.

     On July 1, 2016, the Final Redemption Date, the Company is required to redeem all of the then outstanding shares of Series M Preferred Stock at the lesser of the Mandatory Redemption Amount and the Mandatory Redemption Price; provided that if the Company does not obtain a TWE Valuation within 150 days following the final Series B Redemption Date or if the TWE Series B Capital has been fully redeemed in accordance with the TWE Partnership Agreement, the Company shall redeem the Series M Preferred Stock at the Mandatory Redemption Price.

     Upon the redemption of Series M Preferred Stock on the Final Redemption Date, the Company's obligations with respect thereto will be discharged, and if such redemption is effected at the Mandatory Redemption Amount, holders of shares of Series M Preferred Stock may have received less than the liquidation preference thereof plus accumulated and accrued and unpaid dividends thereon. The Company's obligation to redeem the Series M Preferred Stock is subject to the legal availability at the Company of funds therefor. See 'Risk Factors.'

REDEMPTION UPON INSOLVENCY OF TWE

     In the event of a liquidation, winding up or dissolution of TWE as a result of the Insolvency of TWE, the Series M Preferred Stock will be mandatorily redeemable on the Insolvency Redemption Date at the Insolvency Redemption
Amount. Upon such a redemption of Series M Preferred Stock, the Company's obligation with respect thereto will be discharged and holders of Series M Preferred Stock may have received less than the liquidation preference thereof plus accumulated and accrued and unpaid dividends thereon. The Company's obligations to redeem the Series M Preferred Stock upon an Insolvency of TWE is subject to the legal availability at the Company of funds therefor. See 'Risk Factors.'

REORGANIZATION OF TWE

     Upon a Reorganization of TWE, the Company shall, within 90 days, make a public announcement that it intends, on the Reorganization Redemption/Exchange Date, to either (i) exchange each outstanding share of Series M Preferred Stock for shares of the Series L Preferred Stock having an aggregate liquidation preference equal to the liquidation preference of such share of Series M Preferred Stock plus accumulated and accrued and unpaid dividends thereon at the date of exchange, or (ii) redeem the outstanding shares of Series M Preferred Stock at the Reorganization Redemption Price; provided, however, that the Company may not effect a Reorganization Redemption (as described in clause (ii)) prior to July 1, 2011 unless the Company shall have obtained a Rating Confirmation with respect to such Reorganization Redemption and provided further that the Company may not effect a Reorganization Exchange (as described in clause (i)) on or after July 1, 2011. The Company's ability to effect a Reorganization Redemption is subject to the legal availability at the Company of funds therefor.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company shall make an offer (the 'Preferred Stock Change of Control Offer') to each holder of Series M
Preferred Stock to repurchase all or any part of such holder's Series M Preferred Stock at a purchase price in cash equal to 101% of the liquidation preference thereof, plus an amount equal to all accumulated and accrued and unpaid dividends per share to the date of purchase. The Preferred Stock Change of Control Offer must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations. The Company's obligation to offer to purchase the Series M Preferred Stock is subject to the legal availability at the Company of funds therefor. See Risk Factors.

PROCEDURE FOR REDEMPTION OR EXCHANGE

     On and after a redemption or exchange date, unless the Company defaults in the payment of the applicable redemption price or exchange obligations, dividends will cease to accrue on shares of Series M Preferred Stock called for redemption or exchange and all rights of holders of such shares will terminate except for the right to receive the redemption price or the Series L Preferred Stock, as the case may be, without interest. The Company will send a written notice of redemption by first class mail to each holder of record of shares of Series M Preferred Stock, not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption. Shares of Series M Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to Series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any Series of preferred stock of the Company, except that any issuance or reissuance of shares of Series M Preferred Stock must be in compliance with the Certificate of Designation.

     In the event of partial redemptions of Series M Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company, except that the Company may redeem such shares held by any holder of fewer than 100 shares (or shares held by holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

LIQUIDATION PREFERENCE

     In the event of any liquidation, winding-up or dissolution of the Company, holders of Series M Preferred Stock will be entitled to their pro rata portion of the assets of the Company available for distribution to holders of Parity Stock up to the liquidation preference of the Series M Preferred Stock, plus accumulated and accrued and unpaid dividends thereon, before any distribution is made on any Junior Stock, including, without limitation, on any Common Stock. If upon any liquidation, winding-up or dissolution of the Company, the amounts payable with respect to the Series M Preferred Stock and the other Parity Stock are not paid in full, the holders of the Series M Preferred Stock and the other Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of the full amount of the liquidation preferences to which they are entitled, the holders of shares of Series M Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more corporations shall be deemed to be a liquidation, winding-up or dissolution of the Company.

     The Certificate of Designation for the Series M Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series M Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of Series M
Preferred Stock. In addition, the Company is not aware of any provision of Delaware law or any controlling decision of the courts of the State of Delaware (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the Series M Preferred Stock will exceed its par value. Consequently, there will be no restriction upon any surplus of the Company solely because the liquidation preference of the Series M Preferred Stock will exceed the par value and there will be no remedies available to holders of the Series M Preferred Stock before or after the payment of any dividend, other than in connection with the liquidation preference of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Series M Preferred Stock and its par value.

VOTING RIGHTS

     Holders of the Series M Preferred Stock will have no voting rights with respect to general corporate matters except as provided by law or as set forth in the Certificate of Designation therefor. The Certificate of Designation provides that upon a failure of the Company to (a) pay dividends on the Series M Preferred Stock in cash or, to the extent permitted by its terms, by the issuance of additional shares of Series M Preferred Stock, for more than six consecutive quarterly dividend periods or (b) discharge any redemption or exchange obligation with respect to the Series M Preferred Stock, the size of the Company's Board of Directors will be increased by two directors, and holders of the outstanding shares of Series M Preferred Stock, voting or consenting, as the case may be, together as a class with the holders of any shares of Parity Stock as to which dividends are similarly in arrears or unpaid or the Company's redemption or exchange obligation has not been satisfied, and to which similar voting rights apply, will be entitled to elect two directors to fill the newly created directorships. Such voting rights will continue until such time as all dividends in arrears on the Series M Preferred Stock are paid in full and any failure, breach or default referred to in clause (b) is remedied, at which time the term of the directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (a) and (b) above is referred to herein as a 'Voting Rights Triggering Event.' Any vacancy occurring in the office of the directors elected by holders of the Series M Preferred Stock (and such other Parity Stock) may be filled by the remaining director elected by such holders unless and until such vacancy shall be filled by such holders.

     The Certificate of Designation also provides that the Company will not create, authorize or issue any new class of capital stock senior to the Series M Preferred Stock without the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series M Preferred Stock, voting or consenting, as the case may be, separately as one class. The Certificate of Designation also provides that the Company may not amend the Certificate of Designation or the Certificate of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of shares of the Series M Preferred Stock, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series M Preferred Stock, voting or consenting, as the case may be, separately as one class. The holders of at least a majority of the outstanding shares of Series M Preferred Stock, voting or consenting, as the case may be, separately as one class, may also waive compliance with any provision of the Certificate of Designation. The Certificate of Designation also provides that, except as set forth above, (a) the creation, authorization or issuance of any shares of Junior Stock or Parity Stock or (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the holders of Series M Preferred Stock, voting or consenting separately as one class, and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of holders of shares of Series M Preferred Stock.

     Under Delaware law, holders of Series M Preferred Stock will be entitled to vote together as a class with holders of any shares of preferred stock upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the number of authorized shares of preferred stock, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by such amendment will be entitled to vote thereon separately as one class.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     Without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series M Preferred Stock, voting or consenting, as the case may be, separately as one class, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or entity unless: (a) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall be a corporation organized or existing under the laws of the United States or any State thereof or the District of Columbia; (b) the Series M Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting corporation or a parent corporation of such corporation (each, a 'Successor Corporation'), having in respect of such successor, transferee or resulting corporation or parent corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series M Preferred Stock had immediately prior to such transaction; and (c) immediately after giving effect to such transaction, no Voting Rights Triggering Event shall have occurred or be continuing. The Company may consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person or entity if such merger, consolidation or sale has been approved by the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series M Preferred Stock, voting or consenting, as the case may be, separately as one class. Without limiting the generality of the foregoing, the consummation of the TBS Transaction will not require the affirmative vote or consent of the holders of the Series M Preferred Stock. If the TBS Transaction is consummated, the Series M Preferred Stock will be converted into a substantially identical class of preferred stock of New Time Warner.

COVENANT TO REPORT

     Notwithstanding that the Company or any Successor Corporation, as the case may be, may not be subject to the reporting requirements of Section 13 or
Section 15(d) of the Exchange Act, the Company or any Successor Corporation, as the case may be, will provide the Transfer Agent and the holders of the Series M Preferred Stock with all information, documents and reports specified in Section 13 and Section 15(d) of the Exchange Act.

TRANSFER AGENT AND REGISTRAR

     Chemical is the transfer agent and registrar for the Series M Preferred Stock.

                    DESCRIPTION OF SERIES L PREFERRED STOCK

     The Series L Preferred Stock will be issued pursuant to a certificate of designation (the 'Series L Certificate of Designation'). The provisions of the Series L Preferred Stock are substantially similar to those of the Series M Preferred Stock, except as set forth below. See'Description of Series M Preferred Stock.' The summary contained herein of certain provisions of the Series L Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the provisions of the Series L Certificate of Designation filed with the Secretary of State of Delaware as an exhibit to the Certificate of Designation. The definitions of certain terms used in the Series L Certificate of Designation and in the following summary are set forth in the 'Glossary of Significant Terms.'

DIVIDENDS

     Holders of the Series L Preferred Stock are entitled, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, to receive dividends on each outstanding share of the Series L Preferred Stock, at the rate of 10 1/4% per annum. Dividends on the Series L Preferred Stock are payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date following the exchange of the Series M Preferred Stock for the Series L Preferred Stock to holders of record as of the immediately preceding March 15, June 15, September 15 and December 15, respectively. Dividends on the Series L Preferred Stock will be cumulative (whether or not earned or declared) from the date of issuance of the Series L Preferred Stock. Dividends which are not declared and paid when due will compound quarterly on each Dividend Payment Date at the dividend rate until payment is made.

     Until June 30, 2006, dividends payable on any Dividend Payment Date may, at the option of the Company, be paid either in cash or by issuing fully paid and nonassessable shares of Series L Preferred Stock with an aggregate liquidation preference equal to the amount of such dividends. Thereafter, dividends are payable only in cash. See 'Risk Factors.'

MANDATORY REDEMPTION

     The Company is required to redeem the outstanding shares of Series L Preferred Stock on July 1, 2011 at a price equal to the liquidation preference thereof plus accumulated and accrued and unpaid dividends thereon. The Company's obligation to redeem the Series L Preferred Stock is subject to the legal availability at the Company of funds therefor. See 'Risk Factors.'

EXCHANGE AT OPTION OF COMPANY

     The Company has the option on any Dividend Payment Date to exchange, in whole but not in part, outstanding shares of Series L Preferred Stock for Senior Subordinated Debentures having a principal amount equal to the liquidation preference of the Series L Preferred Stock plus accrued and unpaid dividends thereon; provided that the Debt Exchange shall not be effected unless all accumulated dividends have been paid in full and the Company shall have obtained a Rating Confirmation with respect to such Debt Exchange. The Company's ability to exchange the Series L Preferred Stock for the Senior Subordinated Debentures is subject to the legal availability at the Company of funds therefor.

     To the extent the TBS Transaction has occurred and substantially all of the debt of the Company immediately prior to the TBS Transaction is assumed by New Time Warner, New Time Warner may exchange the Series L Preferred Stock for Senior Subordinated Debentures issued by New Time Warner; provided that, if substantially all the debt of the Company immediately prior to the TBS Transaction is assumed by New Time Warner and is guaranteed by the Company, the Company shall similarly provide a senior subordinated guarantee for the Senior Subordinated Debentures. But if substantially all of the debt of the Company is not assumed by New Time Warner upon the consummation of the TBS Transaction, New Time Warner may, at its option, exchange the Series L Preferred Stock for (i) Senior Subordinated Debentures issued by the Company or (ii) Senior Subordinated Debentures issued by New Time Warner with a senior subordinated guarantee of the Company.

                 DESCRIPTION OF SENIOR SUBORDINATED DEBENTURES

     The Senior Subordinated Debentures will be issued under an indenture substantially in the form of the senior subordinated indenture described below (the 'Senior Subordinated Indenture') between the Company and a trustee to be designated by the Company prior to the issuance of the Senior Subordinated Debentures (the 'Trustee'). The Senior Subordinated Indenture does not limit the amount of securities which may be issued thereunder. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Senior Subordinated Indenture, the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'), and the other documents incorporated by reference herein. The terms of the Senior Subordinated Debentures include those set forth in the Trust Indenture Act. Certain capitalized terms are used herein as defined in the Senior Subordinated Indenture.

GENERAL

     The Senior Subordinated Debentures will be issued as direct, unsecured, senior subordinated obligations of the Company, in an aggregate principal amount equal to the aggregate liquidation preference of the Series L Preferred Stock plus accrued and unpaid dividends thereon. Upon the Debt Exchange, Senior Subordinated Debentures will be issued in fully registered form, without coupons, only in principal amounts of $1,000 and integral multiples thereof.

     Principal of and premium, if any, and interest on the Senior Subordinated Debentures will be payable, and the Senior Subordinated Debentures will be exchangeable and transferable, at the office or agency of the Company in The City of New York (which initially will be the Corporate Trust Office of the Trustee); provided, however, that payment of interest, to the extent paid in cash, may be made at the option of the Company by check mailed to the person entitled thereto as shown on the Register of the Senior Subordinated Debentures. No service charge will be made for any registration of transfer or exchange of Senior Subordinated Debentures, except for any tax or other governmental charge that may be imposed in connection therewith.

SUBORDINATION


     The payment of the principal of and interest on the Senior Subordinated Debentures will be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all of the Company's existing and future Senior Indebtedness, which at June 30, 1996, would have been approximately $8.6 billion. In addition to such Senior Indebtedness, the Company's obligations under the Senior Subordinated Debentures are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries, which at June 30, 1996, aggregated approximately $16.2 billion. The Senior Subordinated Debentures will rank senior to all existing and future Subordinated Indebtedness. The amount of Subordinated Indebtedness outstanding at June 30, 1996, was $977 million. As of the date of this Prospectus, the Company has no Senior Subordinated Indebtedness outstanding. In the event of an event of default under the Company's Senior Subordinated Indebtedness or, an Event of Default under the Senior Subordinated Debentures, the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock and the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Senior Subordinated Debentures; provided, however, that the foregoing restrictions shall not apply to any interest or dividend payment by the Company, where the interest or dividend is paid by way of the issuance of securities that rank junior to the Senior Subordinated Debentures.


     The Senior Subordinated Indenture does not limit the amount of Senior Indebtedness which the Company may incur. Moreover, the Company's subsidiaries may incur indebtedness and other liabilities and have obligations to third parties. Generally, the claims of such third parties to the assets of the Company's subsidiaries will be superior to those of the Company as a stockholder, and, therefore, the Senior Subordinated Debentures may be deemed to be effectively subordinated to the claims of such third parties. The Senior Subordinated Debentures will rank pari passu with the Senior Subordinated Indebtedness and senior to the Subordinated Indebtedness.

     Upon any payment or distribution of all or substantially all of the assets of the Company or in the event of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceeding whether voluntary or involuntary relative to the Company or its creditors, the holders of all Senior Indebtedness will first be entitled to receive payment in full in cash or cash equivalents before the holders of the Senior Subordinated Debentures will be entitled to receive any distribution on account thereof. No payments on account of the Senior Subordinated Debentures, including by way of any Claim (as defined herein) may be made if, at any time, there is a default in the payment of principal of or interest on or other monetary obligation with respect to any Senior

Indebtedness (including, without limitation, fees, expenses and indemnities) or if there is an event of default with respect to any Senior Indebtedness or any agreement pursuant to which the Senior Indebtedness is issued which, or any event that, with the giving of notice or lapse of time, would be an event of default and permit the holders to accelerate the maturity thereof. The Company is obligated, upon the occurrence of any such default or event of default, to provide written notice to the Trustee of such default or event of default. By reason of such subordination, in the event of insolvency, under certain circumstances the holders of Senior Subordinated Debentures may receive less, ratably, than the Company's general creditors. As used herein, 'Claim' means any claim against the Company or any of its subsidiaries for rescission of the Senior Subordinated Debentures or for monetary damages from the purchase or receipt of the Senior Subordinated Debentures.

     As used in the Senior Subordinated Indenture, the term 'Senior Indebtedness' means all indebtedness or obligations, whether outstanding at the date of execution of the Senior Subordinated Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created any such indebtedness or obligation expressly provide that such indebtedness or obligation is subordinate to all other indebtedness of the Company or that such indebtedness or obligation is pari passu or is subordinated in right of payment to the Senior Subordinated Debentures with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein): (i) any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company (a) for money borrowed, (b) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business) or (c) for advances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (ii) any obligation of the Company (or of a subsidiary which is guaranteed by the Company) as lessee under a lease of real or personal property; (iii) any obligation of the Company to purchase property at a future date in connection with a financing by the Company or a subsidiary of the Company; (iv) letters of credit; (v) currency swaps and interest rate hedges; and (vi) any deferral, renewal, extension or refunding of any of the foregoing.

INTEREST

     Each Senior Subordinated Debenture shall bear interest at the rate equal to the dividend rate of the Series L Preferred Stock from the original date of issuance, payable semi-annually in arrears on June 30 and December 30 of each year (each, an 'Interest Payment Date'), to the person in whose name such Senior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding the relevant Interest Payment Date. In the event the Senior Subordinated Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

     Until June 30, 2006, interest may, at the option of the Company, be paid in cash or by issuing additional Senior Subordinated Debentures with a principal amount equal to such interest. Thereafter, interest on the Senior Subordinated Debentures must be paid in cash. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Senior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, the Company shall make an offer (a 'Debt Change of Control Offer') to each holder of the Senior Subordinated Debentures to repurchase all or any part of such holder's Senior Subordinated Debentures at a purchase price in cash equal to 101% of the principal amount of the Senior Subordinated Debentures, plus an amount equal to all accrued and unpaid interest thereon. The Debt Change of Control Offer must be made within 30 days following a Change of Control, must remain open for at least 30 and not more than 40 days and must comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Senior Subordinated Debentures, in whole or in part, from time to time, on or after July 1, 2006 (the 'Optional Redemption Date'), upon at least 30 and no more than 60 days' notice, mailed by first-class mail to each holder's registered address. The redemption price for the Senior Subordinated Debentures called for redemption during the 12-month period commencing on July 1 of the years set forth below shall be the amounts (expressed as percentages of the principal amount of the Senior Subordinated Debentures) set forth opposite such years, plus accrued and unpaid interest to the redemption date.

                                                                                     PERCENTAGE
                                                                                         OF
                                                                                     PRINCIPAL
        YEAR                                                                           AMOUNT
- ---------------------------------------------------------------------------------   ------------

2006.............................................................................      105.125%
2007.............................................................................      103.844
2008.............................................................................      102.563
2009.............................................................................      101.281
2010 and thereafter..............................................................      100.000

     If less than all of the Senior Subordinated Debentures are to be redeemed, the Trustee shall select the Senior Subordinated Debentures or portions thereof to be redeemed either pro rata or by lot. No optional redemption shall be effected unless the Company shall have obtained a Rating Confirmation with respect to such redemption.

COVENANTS

     The Senior Subordinated Indenture will provide that the Company will not incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remain outstanding, any indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness unless such indebtedness is also pari passu with, or subordinate in right of payment to, the Senior Subordinated Debentures pursuant to subordination provisions substantially similar to those contained in the Senior Subordinated Indenture.

DEFEASANCE

     The Senior Subordinated Indenture provides that the Company, at its option,
(a) will be Discharged (as defined in the Senior Subordinated Indenture) from any and all obligations in respect of the Senior Subordinated Debentures (except for certain obligations to register the transfer or exchange of the Senior Subordinated Debentures, replace stolen, lost or mutilated Senior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or
(b) need not comply with any restrictive covenant described herein, and certain Events of Default (as defined herein) (other than those arising out of the failure to pay interest or principal on the Senior Subordinated Debentures and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to the Senior Subordinated Debentures, in each case if the Company deposits with the Trustee, in trust, money or the equivalent in U.S. Government Obligations (as defined in the Senior Subordinated Indenture), or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, the Senior Subordinated Debentures on the dates such payments are due in accordance with the terms of the Senior Subordinated Indenture. To exercise any such option, the Company is required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion must be based on a ruling to such effect received from or published by the United States Internal Revenue Service or upon a change in applicable Federal income tax law. In addition, the Company is required to deliver to the Trustee an Officers' Certificate stating that such deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

EVENTS OF DEFAULT

     If any Event of Default shall occur with respect to the Senior Subordinated Debentures and be continuing, the Trustee will have the right to declare the principal of and the interest on the Senior Subordinated Debentures and any other amounts payable under the Senior Subordinated Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Senior Subordinated Debentures. An 'Event of Default' is defined as: (i) default for 30 days in the payment of interest on the Senior Subordinated Debentures; (ii) default in payment of the principal amount at maturity or the amount payable upon redemption of the Senior Subordinated Debentures; (iii) failure by the Company for 90 days after receipt of notice to it by the Trustee (or the holders of at least 25% in principal amount of the Senior Subordinated Debentures then outstanding) to comply with any of its covenants or agreements contained in the Senior Subordinated Indenture; and (iv) certain events of bankruptcy, insolvency, receivership or reorganization involving the Company or certain affiliates. If any Event of Default described in clause (i), (ii) or
(iii) above occurs and is continuing, the Trustee by notice to the Company, or the holders of not less than 25% in aggregate principal amount of the Senior Subordinated Debentures outstanding by notice to the Trustee and the Company, may declare the Senior Subordinated Debentures to be due and payable and, upon any such declaration, the Senior Subordinated Debentures shall become immediately due and payable along with any accrued and unpaid interest. If any Event of Default described in clause (iv) above occurs and is continuing, the Senior Subordinated Debentures shall become immediately due and payable along with any accrued and unpaid interest. Under certain conditions the holders of a majority in principal amount of Senior Subordinated Debentures then outstanding may waive certain past defaults and their consequences with respect to the Senior Subordinated Debentures, other than a default in the payment of principal or interest or in the observance of a provision which cannot be amended without the consent of each holder of Senior Subordinated Debentures, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration has been deposited with the Trustee.

MODIFICATION OF THE INDENTURE

     The Company and the Trustee may, without the consent of the holders of the Senior Subordinated Debentures, enter into indentures supplemental to the Senior Subordinated Indenture for, among others, one or more of the following purposes:
(i) to evidence the succession of another person to the Company, and the assumption by such successor of the Company's obligations under the Senior Subordinated Indenture and the Senior Subordinated Debentures; (ii) to add covenants of the Company, or surrender any rights of the Company, for the benefit of the holders of Senior Subordinated Debentures or Subordinated Debentures of any or all series; (iii) to cure any ambiguity, or correct any inconsistency in the Senior Subordinated Indenture; (iv) to evidence and provide for the acceptance of any successor Trustee with respect to the Senior
Subordinated Debentures or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the Senior Subordinated Indenture; (v) to establish the form or terms of any series of Senior Subordinated Debentures; and (vi) to provide any additional Events of Default.

     The Senior Subordinated Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Subordinated Debentures, to modify the Senior Subordinated Indenture; provided that no such modification may, without the consent of the holders of each outstanding Senior Subordinated Debenture affected thereby, (i) reduce the amount of Senior Subordinated Debentures the holders of which must consent to any amendment, supplement or waiver of the Senior Subordinated Indenture; (ii) reduce the rate of or extend the time for the payment of interest on any Senior Subordinated Debenture; (iii) alter the method of calculation of, or reduce, the amount paid at maturity or extend the fixed maturity of any Senior Subordinated Debenture; (iv) make any Senior Subordinated Debenture payable in money or property other than that stated in the Senior Subordinated Debenture; (v) make any change to the subordination terms that adversely affects the rights of any holder of the Senior Subordinated Debentures; or (vi) make any change to the provisions relating to waivers of past defaults or the rights of holders of the Senior Subordinated Debentures to receive payments or reduce the percentage of Senior Subordinated Debentures the holders of which are required to consent to any such modification.

CONSOLIDATION, MERGER AND SALE

     The Senior Subordinated Indenture provides that the Company may, without the consent of the holders of the Senior Subordinated Debentures, consolidate with or merge into, or transfer its properties as an entirety or substantially as an entirety to any corporation, person or other entity; provided that in any such case (i) the successor person (if other than the Company) (a) is an entity organized and existing under the laws of the United States of America or any political subdivision thereof and (b) such entity or its parent corporation assumes by a supplemental indenture the Company's obligations under the Senior Subordinated Indenture, (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing and (iii) the Company shall have delivered to the Trustee an officer's certificate and opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture comply with the Senior Subordinated Indenture. The TBS Transaction is not subject to approval by the holders of the Senior Subordinated Debt.

GOVERNING LAW

     The Senior Subordinated Indenture and the Senior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

     The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Senior Subordinated Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Senior Subordinated Indenture at the request of any holder of Senior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Trustee may be one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships.

MISCELLANEOUS

     The Company will have the right at all times to assign any of its rights or obligations under the Senior Subordinated Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Senior Subordinated Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                    DESCRIPTION OF OUTSTANDING CAPITAL STOCK

     The summary contained herein of the outstanding capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the following documents: (i) the Company's Certificate of Incorporation; (ii) the Company's by laws; and (iii) the Rights Agreement, as amended, between the Company and Chemical Bank, Rights Agent (the 'Rights Agreement').


     The outstanding capital stock of the Company at June 30, 1996 consisted  of
37.2 million shares of preferred stock and 386.8 million shares of Common Stock (net of 53.2 million shares of Common Stock in treasury).


COMMON STOCK

     Subject to the rights of the holders of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

     Each holder of Common Stock is entitled to one vote for each share held on all matters voted upon by the stockholders of the Company, including the election of directors. The Common Stock does not have cumulative voting rights. Election of directors is decided by the holders of a plurality of the shares entitled to vote and present in person or by proxy at a meeting for the election of directors. See 'Description of Series M Preferred Stock' for a discussion of the voting rights of the Series M Preferred Stock.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts to which holders of the Company's preferred stock are entitled, the holders of Common Stock are entitled to share ratably in the remaining assets of the Company.

     The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

     The Common Stock of the Company is listed on the New York Stock Exchange, the Pacific Stock Exchange and the International Stock Exchange and Stock Exchange of the United Kingdom and the Republic of Ireland, Ltd. The transfer agent and the registrar for the Common Stock is Chemical Bank.

PREFERRED STOCK

     Set forth below is a summary of the principal terms of the Company's outstanding issues of preferred stock, all of which are Parity Stock:


                                                                NUMBER OF
                                                                 SHARES
                                              SHARES         OF COMMON STOCK    EARLIEST      EARLIEST
                                           OUTSTANDING AT     ISSUABLE UPON     EXCHANGE     REDEMPTION
              DESCRIPTION                  JUNE 30, 1996       CONVERSION         DATE          DATE
- ----------------------------------------   --------------    ---------------    --------    ------------
                                             (MILLIONS)        (MILLIONS)
Series C Preferred Stock................         3.3                6.8          5/2/98        5/2/00
Series D Preferred Stock................        11.0               22.9          7/6/99        7/6/00
Series E Preferred Stock................         3.3                6.8          1/4/01        1/4/01
Series F Preferred Stock................         3.0                6.4          1/4/00        1/4/01
Series G Preferred Stock................         6.2               12.9          9/5/99        9/5/99
Series H Preferred Stock................         1.8                3.7          9/5/00        9/5/99
Series I Preferred Stock................         7.0               14.6         10/2/99       10/2/99
Series K Preferred Stock................         1.6               --
                                               -----              -----
     Total shares.......................        37.2               74.1
                                               -----              -----
                                               -----              -----



     The principal terms of each series of convertible preferred stock issued in 1995 and 1996 (the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock and the Series I Preferred Stock, collectively referred to as the 'Convertible Preferred Stock') are similar in nature, unless otherwise noted below. Each share of Convertible Preferred Stock: (1) is entitled to a liquidation preference of $100 per share, (2) is immediately convertible into 2.08264 shares of the Common Stock at a conversion price of $48 per share (based on its liquidation value), except that shares of the Series H Preferred Stock are generally not convertible until September 5, 2000, (3) entitles the holder thereof (i) to receive for a four-year period from the date of issuance (or a five year period with respect to the Series C and Series E Preferred Stock) an annual dividend per share equal to the greater of $3.75 and an amount equal to the dividends paid on the Common Stock into which each share may be converted and (ii) to the extent that any of such shares of preferred stock remain outstanding at the end of the period in which the minimum $3.75 per share dividend is to be paid, the holders thereafter will receive dividends equal to the dividends paid on shares of Common Stock multiplied by the number of shares into which their shares of preferred stock are convertible and (4) except for the Series H Preferred Stock, which is generally not entitled to vote, entitles the holder thereof to vote with the common stockholders on all matters on which the common stockholders are entitled to vote, and each share of such Convertible Preferred Stock is entitled to two votes on any such matter.

     The Company has the right to exchange each series of Convertible Preferred Stock for Common Stock at the stated conversion price at any time on or after the respective exchange date. The Series C Preferred Stock is exchangeable by the holder beginning after the third year from its date of issuance and by the Company after the fourth year at the stated conversion price plus a declining premium in years four and five and no premium thereafter. In addition, the Company has the right to redeem each series of Convertible Preferred Stock, in whole or in part, for cash at the liquidation value plus accrued dividends, at any time on or after the respective redemption date.

     In 1993, the Company redeemed or exchanged $6.4 billion of Series C and Series D preferred stock ('old Series C and Series D preferred stock') that were issued in the Company's 1989 acquisition of Warner Communications Inc. The cash redemption of the old Series D Preferred Stock was financed principally by the proceeds from the issuance of long-term notes and debentures. The old Series C Preferred Stock was exchanged for the 8.75% Convertible Debentures.


     At June 30, 1996, the Company had reserved 176 million shares of Common Stock for the conversion of its Convertible Preferred Stock, zero coupon convertible notes and other convertible securities, and for the exercise of outstanding options to purchase shares of Common Stock.


SHAREHOLDER RIGHTS PLAN

     Pursuant to a shareholder rights plan adopted in January 1994, the Company distributed one right per share of Common Stock which becomes exercisable in certain events involving the acquisition of 15% or more of the then outstanding Common Stock of the Company. Upon the occurrence of such an event, each right entitled its holder to purchase for $150 the economic equivalent of Common Stock, or in certain circumstances, common stock of the acquiror, worth twice as much. In connection with the plan, 4 million shares of Series A Preferred Stock, which is junior to the Parity Stock, were reserved. The rights expire on January 20, 2004. In connection with the TBS Transaction, the Company expects to amend the shareholder rights plan principally to change the basis for determining if an acquisition of 15% or more of the Common Stock has occurred to a fully-diluted basis.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS



     In the opinion of counsel, the following discussion sets forth the material anticipated federal income tax consequences of an exchange of the Series K Preferred Stock for Series M Preferred Stock and of the purchase, ownership, and disposition of the Series M Preferred Stock, Series L Preferred Stock, and Senior Subordinated Debentures. The discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), the final, temporary, and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. In particular, Congress could enact legislation affecting the treatment of stock with characteristics  similar  to  the  Series  M  Preferred  Stock  or  the Treasury
Department could change the current law in future regulations, including regulations issued pursuant to its authority under Section 337(d) of the Code. Any such legislation or regulations could be enacted or promulgated to apply retroactively to the Series M Preferred Stock. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations, foreign persons, persons that hold Series M Preferred Stock, Series L Preferred Stock, or Senior Subordinated Debentures as part of a straddle or conversion transaction, or holders subject to the alternative minimum tax, may be subject to special rules. In addition, the summary is limited to persons that will hold the Series M Preferred Stock, Series L Preferred Stock, and Senior Subordinated Debentures as 'capital assets'(generally, property held for investment) within the meaning of Section 1221 of the Code. No ruling has been or will be requested by the Company from the Internal Revenue Service ('the Service') on any tax matters relating to the Series M Preferred Stock, Series L Preferred Stock, or Senior Subordinated Debentures, and there can be no assurance that the Service will agree with the views expressed below. ALL INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF SERIES M PREFERRED STOCK, SERIES L PREFERRED STOCK, OR SENIOR SUBORDINATED DEBENTURES.

TAXATION OF HOLDERS ON EXCHANGE


     Although the matter is not free from doubt, in the opinion of counsel, an exchange of shares of Series K Preferred Stock for shares of Series M Preferred Stock pursuant to the Exchange Offer should not be a taxable event to holders of Series K Preferred Stock, and holders should not recognize any taxable gain or loss as a result of such an exchange or a filing. Accordingly, a holder would have the same adjusted basis and holding period in the Series M Preferred Stock as it had in the Series K Preferred Stock immediately before the exchange. Further, the tax consequences of ownership and disposition of any shares of Series M Preferred Stock should be the same as the tax consequences of ownership and disposition of shares of the Series K Preferred Stock.


SERIES M PREFERRED STOCK

     In the opinion of counsel, the Series M Preferred Stock will be stock of the Company for federal income tax purposes. There are, however, no federal income tax regulations, court decisions, or published Service rulings bearing directly on certain features of the Series M Preferred Stock. In addition, the Service announced during 1987 that it was studying the federal income tax consequences of stock that has certain voting and liquidation rights in an issuing corporation, but whose dividend rights are determined by reference to the earnings and profits of a segregated portion of the issuing corporation's assets, and that it would not issue any advance rulings regarding such stock. In 1995, the Service withdrew such stock from its list of matters under consideration and reiterated that it would not issue advance rulings regarding such stock. In the absence of such a ruling, it is possible that the Service could claim that the Series M Preferred Stock represents property other than stock of the Company. While counsel recognizes that this matter cannot be viewed as free from doubt because there is no conclusive authority dealing with the precise facts presented by the Series M Preferred Stock, counsel believes that if the status of the Series M Preferred Stock as stock of the Company for federal income tax purposes were challenged, a court would agree that the Series M Preferred Stock is stock of the Company.

     Legislation has recently been proposed that would require taxpayers to recognize gain upon a constructive sale (i.e., the substantial elimination of risk of loss and opportunity for gain) of an appreciated position in stock, a debt instrument, or a partnership interest. Although the scope of the provision is unclear in the absence of Congressional committee reports or other further elaboration, the Company believes that such proposed legislation should not apply to the Series M Preferred Stock. Further, it is not clear whether or in what form the proposed legislation will be enacted.

     If the Series M Preferred Stock is not considered stock of the Company, then holders might be considered for federal income tax purposes to own interests in TWE. In such event, a holder would be treated as receiving a distributive share of the income, gain, loss, deductions, and credits of TWE and would not be eligible for the dividends-received deduction. In addition, the timing of the items of income and deduction holders would receive with respect to such deemed interests in TWE would be uncertain and most likely would not correspond to the timing of the distributions they would receive as holders of the Series M Preferred Stock.

     If the Series M Preferred Stock is not considered stock of the Company or the Company is treated as having constructively sold a portion of the TWE Series B Capital, then the Company would recognize substantial taxable gain in connection with the issuance of the Series M Preferred Stock.

     The discussion herein is based upon the foregoing opinion that the Series M Preferred Stock is stock of the Company for federal income tax purposes.

DISTRIBUTIONS ON SERIES M PREFERRED STOCK OR SERIES L PREFERRED STOCK

     The amount of any distribution with respect to the Series M Preferred Stock or Series L Preferred Stock will be equal to the amount of cash or the fair market value of the shares of Series M Preferred Stock or Series L Preferred Stock distributed. A stockholder's initial tax basis in any additional shares of Series M Preferred Stock or Series L Preferred Stock distributed by the Company will be equal to the fair market value of such additional shares of Series K Preferred Stock or Series L Preferred Stock on the date of distribution. A stockholder's holding period for such additional shares of Series M Preferred Stock or Series L Preferred Stock will commence on the day following the date of distribution and will not include such stockholder's holding period for the shares of Series M Preferred Stock or Series L Preferred Stock with respect to which the additional shares of Series M Preferred Stock or Series L Preferred Stock were distributed.

     The amount of any distribution with respect to the Series M Preferred Stock or Series L Preferred Stock, whether paid in cash or in additional shares of Series M Preferred Stock or Series L Preferred Stock, will be a dividend, taxable as ordinary income to the recipient thereof, to the extent of the Company's current or accumulated earnings and profits ('earnings and profits') as determined under U.S. federal income tax principles. Under Section 243 of the Code, corporate shareholders generally will be able to deduct 70% of the amount of any distribution qualifying as a dividend. There are, however, many exceptions and restrictions relating to the availability of such dividends-received deduction such as restrictions relating to (i) the holding period of stock the dividends on which are sought to be deducted, (ii) debt-financed portfolio stock, (iii) dividends treated as 'extraordinary dividends' for purposes of Section 1059 of the Code, and (iv) taxpayers that pay alternative minimum tax. Corporate shareholders should consult their own tax advisers regarding the extent, if any, to which such exceptions and restrictions may apply to their particular factual situation. Additionally, recently proposed legislation would reduce the applicable dividends-received deduction from 70% to 50% and could also affect the availability of such deduction to corporate shareholders that do not meet applicable holding period requirements. It is uncertain whether or in what form such legislation will be enacted into law. Corporate shareholders should consult their own tax advisers regarding the extent, if any, to which such legislation may apply to their particular factual situation.

     Additionally, the excess of the liquidation preference over the issue price of the Series M Preferred Stock or the Series L Preferred Stock, if more than a de minimis amount, would be accrued as dividend income (to the extent of the Company's earnings and profits) by a holder on a constant yield basis over its term. Because the issue price of any additional shares of Series M Preferred Stock or Series L Preferred Stock distributed by the Company in lieu of a cash payment generally will equal the fair market value of such shares of Series M Preferred Stock or Series L Preferred Stock on the date of distribution, the amount of any redemption premium, and the tax consequences thereof, may need to be separately determined for each such distribution. Further, it is not clear whether the issue price of any shares of Series L Preferred Stock issued in exchange for shares of Series M Preferred Stock, or any shares of stock of New Time Warner issued to holders of the Series M Preferred Stock or Series L Preferred Stock in the TBS Transaction, will equal the issue price of the shares so exchanged or will equal the fair market value of the shares received at the time of such exchange. Holders should consult their own tax advisers regarding the application of the redemption premium rules to their particular situation.

REDEMPTION, SALE, OR EXCHANGE


     In the opinion of counsel, no gain or loss will be recognized by a holder that exchanges shares of Series M Preferred Stock for shares of Series L Preferred Stock (except to the extent that such shares of Series L Preferred Stock are attributable to declared dividends, which will be treated in the same manner as distributions described above). The basis of shares of Series L Preferred Stock so received by such holder in the exchange will be the same as that of the shares of Series M Preferred Stock exchanged therefor. The holder's holding period for such shares of Series L Preferred Stock will include the holder's holding period for the shares of Series M Preferred Stock so exchanged, provided that the shares of Series M Preferred Stock were held as a capital asset. Recently proposed legislation would tax gain on an exchange of preferred stock for preferred stock unless the new preferred stock is comparable to the preferred stock exchanged therefor and of a same or lesser value. It is uncertain whether or in what form such legislation will be enacted into law.


     A sale or redemption of the shares of Series M Preferred Stock or Series L Preferred Stock for cash by a holder who will not continue to own stock of the Company, actually or constructively, following the redemption will be a taxable transaction on which a holder will generally recognize capital gain or loss (except to the extent of amounts received on the exchange that are attributable to declared dividends, which will be treated in the same manner as distributions described above). The gain or loss recognized on such exchange will generally be equal to the difference between the amount realized by the holder and such holder's adjusted tax basis in the shares of Series M Preferred Stock or shares of Series L Preferred Stock surrendered in the redemption. Different rules may apply to holders that continue to own stock of the Company, actually or constructively, following the redemption.

     A redemption of shares of Series L Preferred Stock in exchange for Senior Subordinated Debentures will be subject to the same general rules as a redemption for cash, except that the holder would have capital gain or loss equal to the difference between the issue price of the Senior Subordinated Debentures received and the holder's adjusted tax basis in the shares of Series L Preferred Stock redeemed. The issue price of the Senior Subordinated Debentures would be determined in the manner described below under ' -- Original Issue Discount' for purposes of computing original issue discount on the Senior Subordinated Debentures.

     Depending upon a holder's particular circumstances, the tax consequences of holding Senior Subordinated Debentures may be less advantageous than the tax consequences of holding Series M Preferred Stock or Series L Preferred Stock because, for example, payments of interest on the Senior Subordinated Debentures will not be eligible for any dividends-received deduction that may be available to corporate holders and because, as discussed below, Senior Subordinated Debentures may be issued with original issue discount ('OID').

ORIGINAL ISSUE DISCOUNT

     If the Series L Preferred Stock is exchanged for Senior Subordinated Debentures at a time when the stated redemption price at maturity of the Senior Subordinated Debentures exceeds their issue price by more than a de minimis amount, the Senior Subordinated Debentures will be treated as having OID equal to the entire amount of such excess. If the Senior Subordinated Debentures are deemed to be traded on an established securities market at any time during the 60-day period ending 30 days after their issue date, the issue price of the Senior Subordinated Debentures will be their fair market value as determined as of their issue date. Subject to certain limitations described in the regulations, the Senior Subordinated Debentures will be deemed to be traded on an established securities market if, among other things, price quotations are readily available from dealers, brokers, or traders. Similarly, if the Series L Preferred Stock, but not the Senior Subordinated Debentures issued and exchanged therefor, is deemed to be traded on an established securities market at the time of the exchange, then the issue price of each Senior Subordinated Debenture should be the fair market value of the shares of Series L Preferred Stock exchanged therefor at the time of the exchange. The Series L Preferred Stock will generally be deemed to be traded on an established securities market if it appears on a system of general circulation that provides a reasonable basis to determine fair market value based either on recent price quotations or recent sales transactions. In the event that neither the Series L Preferred Stock nor the Senior Subordinated Debentures is deemed to be traded on an established securities

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market,  the issue  price of  the Senior  Subordinated Debentures  will be their stated principal amount or, in the event the Senior Subordinated Debentures do not bear 'adequate stated interest' within the meaning of Section 1274 of the Code, their 'imputed principal amount,' which is generally the sum of the present values of all payments due under the Senior Subordinated Debentures, discounted from the date of payment to their issue date at the appropriate 'applicable federal rate.'

     The stated redemption price at maturity of the Senior Subordinated Debentures would equal the total of all payments required to be made thereon, other than payments of qualified stated interest. Qualified stated interest generally is stated interest that is unconditionally payable in cash or other property (other than debt instruments of the issuer) at least annually at a single fixed rate. Therefore, Senior Subordinated Debentures that are issued when the Company has the option to pay interest in additional Senior Subordinated Debentures will be treated as having been issued with interest in excess of qualified stated interest. Accordingly, the excess of (x) all interest payable pursuant to the stated interest rate on such Senior Subordinated Debentures over (y) the qualified stated interest, in each case determined over the entire term, will be treated as OID and accrued under a constant yield method by the holder, and the holder should not also treat the receipt of such excess stated interest on such Senior Subordinated Debentures as interest for federal income tax purposes.

     An additional Senior Subordinated Debenture (a 'Secondary Debenture') issued in payment of interest with respect to an initially issued Senior Subordinated Debenture (an 'Initial Debenture') will not be considered as a payment made on the Initial Debenture and will be aggregated with the Initial Debenture for purposes of computing and accruing OID on the Initial Debenture. As between the Initial Debenture and the Secondary Debenture, the Company will allocate the adjusted issue price of the Initial Debenture between the Initial Debenture and the Secondary Debenture in proportion to their respective principal amounts. That is, upon its issuance of a Secondary Debenture with respect to an Initial Debenture, the Company intends to treat the Initial Debenture and the Secondary Debenture derived from the Initial Debenture as initially having the same adjusted issue price and inherent amount of OID per dollar of principal amount. The Initial Debenture and the Secondary Debenture derived therefrom will be treated as having the same yield to maturity. Similar treatment will be applied when additional Senior Subordinated Debentures are issued on Secondary Debentures.

BOND PREMIUM ON SENIOR SUBORDINATED DEBENTURES RECEIVED IN EXCHANGE

     If, at the time the Series L Preferred Stock is exchanged for Senior Subordinated Debentures or a holder purchases Senior Subordinated Debentures, the holder's tax basis in any such Senior Subordinated Debenture exceeds the amount payable at the maturity date, such excess may constitute amortizable bond premium that the holder may elect to amortize over the term of the Senior Subordinated Debenture on a constant yield method. A holder who elects to amortize bond premium must reduce its tax basis in the Senior Subordinated Debentures by the amount so amortized, and the amount amortized in any year will be treated as a reduction of interest income on the Senior Subordinated Debentures. The election to amortize premium applies to all obligations owned or acquired by the holder in the current and all subsequent tax years and may not be revoked without the consent of the Service. Bond premium on a Senior Subordinated Debenture held by a holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Senior Subordinated Debenture.

ACQUISITION PREMIUM


     In the opinion of counsel, a holder of a Senior Subordinated Debenture issued with OID who purchases such Senior Subordinated Debenture for an amount greater than the sum of all amounts payable on the Senior Subordinated Debenture after the purchase date other than qualified stated interest will not be required to include any OID in income. A holder of a Senior Subordinated Debenture issued with OID who purchases such Senior Subordinated Debenture for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Senior Subordinated Debenture after the purchase date other than payments of qualified stated interest will be considered to have purchased such Senior Subordinated Debenture at an 'acquisition premium.' Under the acquisition premium rules, the amount of OID that such holder must include in income with


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respect  to  such Senior  Subordinated Debenture  for any  taxable year  will be reduced by the portion of such acquisition premium properly allocable to such year.

MARKET DISCOUNT ON RESALE OF SENIOR SUBORDINATED DEBENTURES

     Holders of Senior Subordinated Debentures should be aware that a disposition of the Senior Subordinated Debentures may be affected by the market discount provisions of Sections 1276-78 of the Code. These rules generally provide that, if a holder acquires Senior Subordinated Debentures at a market discount that equals or exceeds one-fourth of one percent of the stated redemption price of the Senior Subordinated Debentures at maturity multiplied by the number of remaining years to maturity and thereafter recognizes gain upon a disposition of the Senior Subordinated Debentures, the lesser of (i) such gain or (ii) the portion of the market discount that accrued while the Senior
Subordinated Debenture was held by such holder will be treated as ordinary income at the time of the disposition. For these purposes, market discount means the excess (if any) of the stated redemption price at maturity (or, if an instrument is issued with OID, the instrument's revised issue price, which is the sum of the issue price of the instrument and the aggregate amount of OID includible in the gross income of all previous holders of the instrument) over the basis of such Senior Subordinated Debenture immediately after its acquisition by the holder. A holder of a Senior Subordinated Debenture may elect to include any market discount in income currently rather than upon disposition of the Senior Subordinated Debenture. This election once made applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the Service.

     A holder of any Senior Subordinated Debenture who acquired such Senior Subordinated Debenture at a market discount generally will be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such Senior Subordinated Debenture until the market discount is recognized upon a subsequent disposition of such Senior Subordinated Debenture. Such a deferral is not required, however, if the holder elects to include accrued market discount in income currently.

REDEMPTION OR SALE OF SENIOR SUBORDINATED DEBENTURES

     Generally, any redemption or sale of Senior Subordinated Debentures by a holder will result in taxable gain or loss equal to the difference between the amount of cash received (except to the extent the cash received is attributable to accrued interest) and the holder's adjusted tax basis in such Senior Subordinated Debentures. The adjusted tax basis of a holder who received such Senior Subordinated Debentures in exchange for the Series L Preferred Stock will generally be equal to the issue price of such Senior Subordinated Debentures, increased by any OID or market discount on the Senior Subordinated Debentures included in such holder's income prior to their sale or redemption, and reduced by any bond premium previously allowed as an offset to interest payments on such Senior Subordinated Debentures and any cash payments on the Senior Subordinated Debentures other than qualified stated interest. Such gain or loss would be capital gain or loss if the Senior Subordinated Debentures were held as a capital asset and would be long-term gain or loss if the holder's holding period exceeded one year. Cash received that is attributable to accrued interest will be included in income as ordinary income.

APPLICABLE HIGH YIELD DISCOUNT OBLIGATIONS


     In the opinion of counsel, pursuant to Section 163 of the Code a portion of the OID accruing on certain debt instruments may be treated as a dividend eligible for the dividends-received deduction and the corporation issuing such debt instrument would not be entitled to deduct the 'disqualified portion' of the OID accruing on such debt instrument and would be allowed to deduct the remainder of the OID only when paid.


     This treatment would apply to 'applicable high yield discount obligations' ('AHYDO'), that is, debt instruments that have a term of more than five years, have a yield to maturity that equals or exceeds five percentage points over the 'applicable federal rate,' and have 'significant' OID. A debt

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instrument  is treated as having 'significant'  OID if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending after a date five years after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. Because the amount of OID attributable to the Senior Subordinated Debentures will be determined at the time such Senior Subordinated Debentures are issued and the applicable federal rate at the time the Senior Subordinated Debentures are issued is not predictable, it is impossible to determine at the present time whether a Senior Subordinated Debenture will be treated as an AHYDO.

     If a Senior Subordinated Debenture is treated as an AHYDO, a holder would be treated as receiving dividend income (to the extent of the Company's earnings and profits) solely for purposes of the dividends-received deduction in an amount equal to the 'dividend equivalent portion' of the 'disqualified portion' of the OID of such AHYDO. The 'disqualified portion' of the OID is equal to the lesser of (i) the amount of OID or (ii) the portion of the 'total return' (the excess of all payments to be made with respect to such obligation over its issue price) on such obligation that bears the same ratio to the obligation's total return as the 'disqualified yield' (the extent to which the yield exceeds the applicable federal rate plus 6%) bears to the obligation's yield to maturity. The dividend equivalent portion of the disqualified portion is the portion of such portion that would be treated as a dividend if distributed by the issuer with respect to its stock. The Company's deduction for OID will be substantially deferred with respect to a Senior Subordinated Debenture that is treated as an AHYDO. In addition, such deduction will be disallowed if and to the extent that the yield on such AHYDO exceeds the applicable federal rate by more than 6%.

BACKUP WITHHOLDING

     In general, a noncorporate holder of Series M Preferred Stock, Series L Preferred Stock, or Senior Subordinated Debentures will be subject to backup withholding at the rate of 31% with respect to reportable payments of dividends, interest, or OID accrued with respect to, or the proceeds of a sale, exchange, or redemption of, Series M Preferred Stock, Series L Preferred Stock, or Senior Subordinated Debentures, as the case may be, if the holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liabilities.

     THE UNITED STATES FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY OR MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SERIES M PREFERRED STOCK, THE SERIES L PREFERRED STOCK, OR THE SENIOR SUBORDINATED DEBENTURES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                 LEGAL OPINION


     Certain legal matters in connection with the exchange of the Series K Preferred Stock for the Series M Preferred Stock will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. As of June 30, 1996 certain members of Paul, Weiss, Rifkind, Wharton & Garrison, who are participating in the representation of the Company, owned approximately 14,050 shares of Common Stock.


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                                    EXPERTS


     The consolidated financial statements and schedules of the Company and TWE appearing in the 10-K, the combined financial statements of the Time Warner Service Partnerships incorporated by reference therein, and the consolidated financial statements and schedule of Cablevision Industries Corporation as of December 31, 1995, and for the year then ended incorporated by reference in this Prospectus from the August 14, 1996 8-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.



     The financial statements of Newhouse Broadcasting Cable Division of Newhouse Broadcasting Corporation and Subsidiaries as of July 31, 1994 and 1993, and for each of the three years in the period ended July 31, 1994, and the financial statements of Vision Cable Division of Vision Cable Communications, Inc. and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus from the August 14, 1996 8-K, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.



     The financial statements of Paragon Communications as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus from the 10-K, and the consolidated financial statements of Turner Broadcasting System, Inc. as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus from the August 14, 1996 8-K, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.



     The consolidated financial statements of Cablevision Industries Corporation as of December 31, 1994, and for each of the two years in the period ended December 31, 1994, incorporated by reference in this Prospectus from the August 14, 1996 8-K, have been audited by Arthur Andersen LLP, Independent Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



     The consolidated financial statements of KBLCOM Incorporated as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus from the August 14, 1996 8-K, have been audited by Deloitte & Touche LLP, Independent Auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                            ------------------------
     The following information is being disclosed pursuant to Florida law and is accurate as of the date hereof: A subsidiary of Warner Communications Inc. pays royalties to Artex, S.A., a corporation organized under the laws of Cuba, in connection with the distribution in the United States of certain Cuban musical recordings. Current information concerning this matter may be obtained from the State of Florida Department of Banking & Finance, The Capital, Tallahassee, Florida 32399-0350, 904-488-9805.

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                         GLOSSARY OF SIGNIFICANT TERMS

     As used in this Prospectus, the following terms shall have the meanings set forth below:

     'Change of Control' means:

          (i) whenever, in any three-year period, a majority of the members of the Board of Directors of the Company elected during such three-year period shall have been so elected against the recommendation of the management of the Company or the Board of Directors of the Company in office immediately prior to such election; provided, however, that for purposes of this clause
     (i) a member of such Board of Directors shall be deemed to have been elected against the recommendation of such Board of Directors if his or her initial election occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than such Board of Directors; or

          (ii)   whenever  any   person  shall   acquire  (whether   by  merger,
     consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions) or otherwise beneficially own voting securities of the Company that represent in excess of 50% of the voting power of all outstanding voting securities of the Company generally entitled to vote for the election of directors, if such person had acquired or publicly announced its intention to initially acquire ten percent or more of such voting securities in a transaction that had not been approved by the management of the Company within 30 days after the date of such acquisition or public announcement.

     'Included Tax Distributions' means, with respect to any period, Tax Distributions made by TWE during such period with respect to the TWE Series B Capital, but only if the total distributions made by TWE during such period with respect to the TWE Series B Capital exceed such Tax Distributions.

     'Initial Purchasers' means Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated.

     'Insolvency of TWE' means:

          (i) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of TWE in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging TWE a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of TWE under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of TWE or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order under either clause (a) or (b) above unstayed and in effect for a period of 60 consecutive days; or

          (ii) the commencement by TWE of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of TWE in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of TWE or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the adoption of a resolution by the Board of Representatives of TWE to take any of the foregoing actions.

     'Insolvency Distribution Date' means the date of the completion of the liquidation, winding up or dissolution of TWE upon the Insolvency of TWE.

     'Insolvency Redemption Amount' means an amount equal to the lesser of (i) the sum of (a) the Pro Rata Percentage as of the Insolvency Distribution Date multiplied by the sum of cash distributions and non-cash distributions (the value of which shall be determined pursuant to a TWE Insolvency Valuation) received by the Company (and its subsidiaries) with respect to its TWE Series B Capital and its TWE Junior Capital in connection with such liquidation, winding-up or dissolution, in accordance with the TWE Partnership Agreement, and
(b) an amount equal to dividends on the outstanding shares of the Series M Preferred Stock for four quarters and one day and (ii) the liquidation preference of the Series M Preferred Stock plus accumulated and accrued and unpaid dividends thereon.

     'Insolvency Redemption Date' means the day following the first anniversary of the Insolvency Distribution Date.

     'Junior Stock' means the Common Stock, the Series A Preferred Stock and all classes of capital stock established after the initial issuance of the Series M Preferred Stock by the Company's Board of Directors that by their terms are junior in right of payment to the Parity Stock.

     'Mandatory Redemption Amount' means an amount equal to (i) the Pro Rata Percentage (determined as of June 30, 2015 without giving effect to the Series B Redemption occurring on such date) multiplied by the amount (as determined by a TWE Valuation) that the Company (and its subsidiaries) would have received in accordance with the TWE Partnership Agreement with respect to its TWE Series B Capital and its TWE Junior Capital had TWE sold all of its assets and liquidated on June 30, 2015, plus (ii) dividends on the outstanding shares of Series M Preferred Stock from July 1, 2015 to July 1, 2016.

     'Mandatory Redemption Price' means a redemption price equal to the liquidation preference of the Series M Preferred Stock to be redeemed, plus accumulated and accrued and unpaid dividends thereon.

     'Material Contribution of Assets' means a contribution to TWE in a single transaction or a series of related transactions of Relevant Assets (as defined below) net of associated debt, the fair market value of which is in excess of $1,000,000,000 (as determined by the Board of Directors of the Company in good faith). For purposes of the foregoing definition, 'Relevant Assets' means filmed entertainment or programming assets currently owned by the Company or any of its subsidiaries (other than TWE) or which the Company or any of its subsidiaries (other than TWE) currently has an agreement to acquire.

     'Nationally Recognized Investment Banking Firm' means an investment banking firm having a national reputation in the United States which shall have experience in valuation or securities rating matters, as the case may be, and which shall be approved by a majority of the members of the Board of Directors of the Company who are not officers or employees of the Company or its subsidiaries, including TWE.

     'Parity Stock' means the Company's Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series K Preferred Stock, Series M Preferred Stock and all classes of capital stock established after the initial issuance of the Series M Preferred Stock by the Company's Board of Directors that by their terms are pari passu with the Series M Preferred Stock. The terms of any Series L Preferred Stock will provide that they are pari passu with the Series M Preferred Stock.

     'Preceding Record Date' means (i) with respect to the First Dividend Payment Date, the date twenty days prior to the last dividend payment date for the Series K Preferred Stock prior to the issuance of the Series M Preferred Stock and (ii) with respect to any other Dividend Payment Date, the Record Date applicable to the immediately preceding Dividend Payment Date.

     'Pro Rata Percentage' means, as of any date, a fraction, the numerator of which shall be the aggregate liquidation preference of the outstanding shares of Series M Preferred Stock as of such date, plus accumulated and unpaid dividends thereon, and the denominator of which shall be the Cumulative Priority Capital of the TWE Series B Capital as of such date; provided that the Pro Rata Percentage as of any date prior to the issuance of the Series M Preferred Stock, means a fraction, the numerator of which shall be the aggregate liquidation preference as of such date of the outstanding shares of Series K Preferred Stock which Series K Preferred Stock have been exchanged for shares of Series M Preferred

Stock in the Exchange Offer, plus accumulated and unpaid dividends thereon, and the denominator of which shall be the Cumulative Priority Capital of the TWE Series B Capital as of such date. In calculating the Pro Rata Percentage in connection with the final mandatory redemption or upon an Insolvency of TWE, the Cumulative Priority Capital of the TWE Series B Capital shall be increased by the sum of all Tax Distributions (other than Included Tax Distributions) made by TWE to the Company (and its subsidiaries) following the issuance of the Series K Preferred Stock with respect to the TWE Series B Capital.

     'Rating Confirmation' means either (i) a confirmation from each of Moody's Investors Service, Inc. or any successor to its rating agency business ('Moody's') and Standard and Poor's Corporation or any successor to its rating agency business ('S&P') that any contemplated redemption or exchange by the Company would not result in a downgrade of its rating of the Company's senior unsecured long-term debt, or (ii) a good faith determination by the Board of Directors of the Company or any committee thereof (after consultation with a Nationally Recognized Investment Banking Firm) that any contemplated redemption or exchange by the Company should not result in a downgrade in the rating of the Company's senior unsecured long-term debt by either Moody's or S&P.

     'Redeemable Number' means, with respect to any Mandatory Redemption Date, a number (rounded down to the nearest whole number) of shares of Series M Preferred Stock equal to (i) the Pro Rata Percentage (determined as of the June 30 occurring one year and one day prior to such Mandatory Redemption Date without giving effect to the Series B Redemption occurring on such date) of the amount of (a) cash distributions received by the Company (and its subsidiaries) in respect of the Series B Redemption occurring on such June 30, plus (b) cash distributions received by the Company in respect of its TWE Junior Capital from such June 30 to such Mandatory Redemption Date, divided by (ii) the liquidation preference of $1,000 per share plus accumulated and accrued and unpaid dividends thereon; provided, however, that in no event shall the Redeemable Number exceed 20%, 25%, 33 1/3% and 50% of the number of shares of Series M Preferred Stock outstanding on the Mandatory Redemption Dates occurring on July 1 of 2012, 2013, 2014 and 2015, respectively.

     'Reorganization of TWE' means (i) any merger or consolidation of TWE or any sale of all or substantially all of the assets of TWE, (ii) the liquidation, winding up or dissolution of TWE other than as a result of the Insolvency of TWE, (iii) the making of any distributions, in cash or other property (other than cash distributions in accordance with the TWE Partnership Agreement), on the partnership interests in TWE from and after the date of initial issuance of the Series K Preferred Stock having an aggregate fair market value (together with any such prior distributions) in excess of $500,000,000 as determined by the Board of Directors of the Company in good faith, (iv) any transaction or series of related transactions which results in a sale or transfer of 10% or more of the total assets of TWE (excluding asset swaps and contributions to subsidiaries or joint ventures, other than joint ventures with any existing partner of TWE that is not a subsidiary of the Company) unless such sale or transfer is made at fair market value, the net proceeds of such sale or transfer are substantially in cash and such cash is used to repay debt or is reinvested in the business of TWE, (v) any transfer in the beneficial ownership of a class of partnership interests in TWE that would result in the Company (directly or indirectly) owning (after giving effect to any reductions permitted by clause
(a) or (b)) less than 90% or more than 110% of its percentage ownership interest in any class as of the date of initial issuance of the Series K Preferred Stock, other than any change resulting from (a) cash distributions in accordance with the TWE Partnership Agreement or (b) the issuance of partnership interests upon exercise of the U S WEST Option, (vi) any material reduction in voting or management rights of the Company (and its subsidiaries) in TWE, (vii) any issuance of additional partnership interests which rank senior to the TWE Series B Capital (other than (a) the TWE Contingent Capital, (b) partnership interests issued upon exercise of the U S WEST Option or (c) partnership interests having a fair market value (together with any such prior issuances) no greater than $500,000,000, as determined by the Board of Directors of the Company in good faith, issued in connection with any contribution of assets to TWE), it being understood that allocations of income or accretion with respect to the capital accounts associated with the outstanding partnership interests shall not be considered issuances of additional partnership interests in TWE, (viii) any amendment (other than an amendment to effectuate an issuance permitted by clause
(vii)(c) above) to the TWE Partnership Agreement that adversely affects the allocation of income, payment of distributions, priority capital rate of return or the priority of the TWE Series B

Capital or (ix) the six month anniversary of a Material Contribution of Assets which does not otherwise result in the occurrence of an event specified in (i) through (viii) above.

     'Reorganization Redemption/Exchange Date' means, with respect to any Reorganization of TWE, the first Dividend Payment Date following the 90th day after such Reorganization of TWE; provided that if such first Dividend Payment Date occurs on or prior to the 30th day following such 90th day, then the Reorganization Redemption/Exchange Date means the second Dividend Payment Date following the 90th day after such Reorganization of TWE.

     'Reorganization Redemption Price' means 110% of the liquidation preference of the Series K Preferred Stock, plus accumulated and accrued and unpaid dividends, or, if the Series M Preferred Stock may be redeemed at the option of the Company at such time, the optional redemption price then in effect.

     'Series B Redemption' means the distributions with respect to the TWE Series B Capital on June 30 of each of 2011, 2012, 2013, 2014 and 2015.

     'Tax Distributions' means cash distributions to the Company (and its subsidiaries) required to be made under the TWE Partnership Agreement to the partners of TWE to permit them to pay taxes at assumed statutory rates on their allocations of income from TWE.

     'TWE Insolvency Valuation' means the average of the determinations of two Nationally Recognized Investment Banking Firms with respect to the fair market values, as of the Insolvency Distribution Date, of any non-cash distributions from TWE received by the Company (and its subsidiaries) upon a liquidation, winding up or distribution of TWE as a result of the Insolvency of TWE. The Nationally Recognized Investment Banking Firms shall be selected by the Company within 30 days following the Insolvency Distribution Date and shall render their opinions within 90 days following such Insolvency Distribution Date. For purposes of the foregoing, (i) the fair market value of such non-cash distributions shall be based on the price at which such property would be sold in an arm's length transaction between a willing buyer and a willing seller, and to the extent such property comprises an operating business, it shall be valued on a going concern basis; and (ii) such value shall be increased by the sum of all Tax Distributions other than Included Tax Distributions made by TWE to the Company (and its subsidiaries) following the initial issuance of the Series K Preferred Stock with respect to the TWE Series B Capital.

     'TWE Valuation' means the average of the determinations of two Nationally Recognized Investment Banking Firms with respect to the fair market values of the assets of TWE as of June 30, 2015 (without giving effect to the Series B Redemption or any distribution in respect of TWE Junior Capital occurring on such date). The Nationally Recognized Investment Banking Firms shall be selected by the Company within 90 days following the final Series B Redemption Date and shall render their opinions within 150 days following the final Series B Redemption Date. For purposes of the foregoing, (i) the fair market value of the assets of TWE shall be determined on a going concern basis, assuming that each division of TWE is sold in a separate arm's length transaction between a willing buyer and a willing seller; and (ii) such value shall be increased by the sum of all Tax Distributions (other than Included Tax Distributions) made by TWE following the issuance of the Series K Preferred Stock with respect to the TWE Series B Capital.

_____________________________                      _____________________________

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                                                                                               PAGE
                                                                                                                               ----
Available Information.......................................................................................................     3
Incorporation of Certain Documents by Reference.............................................................................     3
Prospectus Summary..........................................................................................................     5
Risk Factors................................................................................................................    15
The Company.................................................................................................................    18
TWE Partnership Interests...................................................................................................    20
Recent Developments.........................................................................................................    23
Consolidated Capitalization.................................................................................................    26
Selected Historical and Pro Forma Financial Information.....................................................................    29
Exchange Offer..............................................................................................................    35
Plan of Distribution........................................................................................................    41
Description of Series M Preferred Stock.....................................................................................    42
Description of Series L Preferred Stock.....................................................................................    47
Description of Senior Subordinated Debentures...............................................................................    48
Description of Outstanding Capital Stock....................................................................................    54
Material Federal Income Tax Considerations..................................................................................    55
Legal Opinion...............................................................................................................    61
Experts.....................................................................................................................    62
Glossary of Significant Terms...............................................................................................   G-1


                                TIME WARNER INC.

                           --------------------------
                                   PROSPECTUS
                           --------------------------

                                            , 1996

_____________________________                      _____________________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law (the 'DGCL'), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Section 1, Article X of the Company's Certificate of Incorporation eliminates the liability of directors to the extent permitted by
Section 102(b)(7).

     Section 145(a) of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

     Section 145(b) empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or that court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Article VI of the Company's By-Laws requires indemnification to the fullest extent permitted under applicable law of any person who is or was a director or officer of the Company or who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise.

     The Company's Directors' and Officers' Liability and Reimbursement Insurance Policy is designed to reimburse the Company for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50 million.

     The Purchase Agreement, dated April 2, 1996 between the Company and the Initial Purchasers, contains provisions by which the Initial Purchasers agree to indemnify the Company, the Company's stockholders, the Company's officers and directors and each person who controls the Company within the meaning of the Securities Act of 1933 against certain liabilities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     Exhibits.


 4.1   --Certificate  of  the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other
         Special Rights, and Qualifications, Limitations  or Restrictions thereof, of  10 1/4% Series K  Exchangeable
         Preferred  Stock of the Registrant filed with  the Secretary of State of the  State of Delaware on April 10,
         1996 (which is incorporated herein by reference to Exhibit  4.1 to the Company's Current Report on Form  8-K
         dated April 11, 1996 (the 'April 11, 1996 8-K')).*
 4.2   --Form  of  Certificate of the Voting  Powers, Designations, Preferences and Relative, Participating, Optional
         or Other  Special Rights,  and Qualifications,  Limitations or  Restrictions thereof,  of 10  1/4% Series  M
         Exchangeable Preferred Stock of the Registrant.**
 4.3   --Form  of  Certificate of the Voting  Powers, Designations, Preferences and Relative, Participating, Optional
         or Other  Special Rights,  and Qualifications,  Limitations or  Restrictions thereof,  of 10  1/4% Series  L
         Exchangeable Preferred Stock of the Registrant filed with the Secretary of State of the State of Delaware on
         April  10, 1996 (which is incorporated by reference herein to Exhibit A of Exhibit 4.1 to the April 11, 1996
         8-K).*
 4.4   --Form  of Senior  Subordinated Indenture (which  is incorporated herein  by reference to  Exhibit 4.2 to  the
         April 11, 1996 8-K).*
 4.5   --Specimen certificate of share of Series M Preferred Stock.**
 4.6   --Specimen certificate of share of Series L Preferred Stock.**
 5     --Opinion  of  Paul,  Weiss,  Rifkind,  Wharton  & Garrison  regarding the  legality  of the  securities being registered.**
 8     --Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding tax matters.
12.1   --Statement re computation of ratio of earnings to fixed charges for Time Warner Inc.
12.2   --Statement re computation of ratio of earnings to combined fixed charges  and preferred stock  dividends for
         Time Warner Inc.
12.3   --Statement  re  computation  of ratio  of earnings  to fixed charges  for Time  Warner Entertainment Company,
         L.P.
23.1   --Consent of Ernst & Young LLP, Independent Auditors.
23.2   --Consent of Price Waterhouse LLP, Independent Accountants.
23.3   --Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in their opinions filed as Exhibits 5 and 8).
23.4   --Consent of Arthur Andersen LLP, Independent Public Accountants.
23.5   --Consent of Deloitte & Touche LLP, Independent Auditors.
23.6   --Consent of Price Waterhouse LLP, Independent Accountants.
24.1   --Power of Attorney.**
99.1   --Registration  Rights Agreement, dated April  11, 1996, among Time Warner Inc.  and Bear, Stearns & Co.  Inc.
         and Morgan Stanley & Co. Incorporated.**
99.2   --Form of Letter of Transmittal.**
99.3   --Form of Notice of Guaranteed Delivery.**
99.4   --Form of Exchange Agency Agreement between the Exchange Agent and Time Warner Inc.**


- ------------

*  Incorporated by reference


** Previously filed as an exhibit to this Registration Statement

ITEM 22. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 21, 1996.


                                          TIME WARNER INC.


                                          By         /s/ GERALD M. LEVIN
                                             ...................................
                                                      GERALD M. LEVIN
                                                        CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER



     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on August 21, 1996.



                SIGNATURE                                                   TITLE
- ------------------------------------------  ---------------------------------------------------------------------
           /S/ GERALD M. LEVIN              Director, Chairman of the Board and Chief Executive Officer
 .........................................    (principal executive officer)
            (GERALD M. LEVIN)

                    *                       Director and President
 .........................................
           (RICHARD D. PARSONS)

                    *                       Senior Vice President and Chief Financial Officer
 .........................................    (principal financial officer)
          (RICHARD J. BRESSLER)

           /s/ JOHN A. LABARCA              Vice President and Controller
 .........................................    (principal accounting officer)
            (JOHN A. LABARCA)

                    *                       Director
 .........................................
              (MERV ADELSON)

                    *                       Director
 .........................................
        (LAWRENCE B. BUTTENWIESER)

                    *                       Director
 .........................................
        (BEVERLY SILLS GREENOUGH)

                    *                       Director
 .........................................
             (CARLA A. HILLS)

                    *                       Director
 .........................................
            (DAVID T. KEARNS)

                    *                       Director
 .........................................
              (REUBEN MARK)

                    *                       Director
 .........................................
            (MICHAEL A. MILES)

                    *                       Director
 .........................................
            (J. RICHARD MUNRO)

                SIGNATURE                                                   TITLE
- ------------------------------------------  ---------------------------------------------------------------------
                    *                       Director
 .........................................
           (DONALD S. PERKINS)

                    *                       Director
 .........................................
           (RAYMOND S. TROUBH)

                    *                       Director
 .........................................
        (FRANCIS T. VINCENT, JR.)

       *By     /s/ JOHN A. LABARCA
 .........................................
            (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


                                                                                                          LOCATION OF
                                                                                                          EXHIBIT IN
                                                                                                          SEQUENTIAL
EXHIBIT                                                                                                    NUMBERING
NUMBER                                      DESCRIPTION OF DOCUMENT                                         SYSTEM
- ------   ----------------------------------------------------------------------------------------------   -----------
4.1      --Certificate  of  the  Voting Powers, Designations,  Preferences and Relative, Participating,
           Optional or Other Special Rights,  and Qualifications, Limitations or Restrictions  thereof, of  10 1/4% Series K Exchangeable Preferred Stock of the Registrant filed with the Secretary of State  of the  State of  Delaware on  April 10,  1996 (which  is incorporated  herein  by reference  to Exhibit 4.1 to the  Company's Current Report on Form  8-K dated April 11, 1996
           (the 'April 11, 1996 8-K')).*...............................................................
4.2      --Form   of  Certificate  of  the  Voting  Powers,  Designations,  Preferences  and  Relative,
           Participating,  Optional  or  Other  Special  Rights,  and  Qualifications,  Limitations  or
           Restrictions thereof, of 10 1/4% Series M Exchangeable Preferred Stock of the Registrant.**
4.3      --Form   of  Certificate  of  the  Voting  Powers,  Designations,  Preferences  and  Relative,
           Participating,  Optional  or  Other  Special  Rights,  and  Qualifications,  Limitations  or
           Restrictions thereof, of  10 1/4% Series  L Exchangeable Preferred  Stock of the  Registrant
           filed  with the  Secretary of State  of the State  of Delaware  on April 10,  1996 (which is incorporated by reference herein to Exhibit A of Exhibit 4.1 to the April 11, 1996 8-K).*...
4.4      --Form  of Senior Subordinated Indenture (which is incorporated herein by reference to Exhibit
           4.2 to the April 11, 1996 8-K).*............................................................
4.5      --Specimen certificate of share of Series M Preferred Stock.**
4.6      --Specimen certificate of share of Series L Preferred Stock.**
5        --Opinion  of   Paul,  Weiss, Rifkind,  Wharton  &  Garrison regarding  the  legality  of  the securities being registered.**
8        --Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding tax matters.
12.1     --Statement re computation of ratio of earnings to fixed charges for Time Warner Inc.
12.2     --Statement re computation of ratio of earnings to combined fixed charges and  preferred stock dividends for Time Warner Inc.
12.3     --Statement   re   computation  of  ratio  of  earnings  to  fixed  charges  for  Time  Warner
           Entertainment Company, L.P.
23.1     --Consent of Ernst & Young LLP, Independent Auditors.
23.2     --Consent of Price Waterhouse LLP, Independent Accountants.
23.3     --Consent  of  Paul, Weiss,  Rifkind, Wharton & Garrison (included  in their opinions filed as
           Exhibits 5 and 8).
23.4     --Consent of Arthur Andersen LLP, Independent Public Accountants.
23.5     --Consent of Deloitte & Touche LLP, Independent Auditors.
23.6     --Consent of Price Waterhouse LLP, Independent Accountants.
24.1     --Power of Attorney.**
99.1     --Registration  Rights  Agreement, dated  April 11,  1996, among  Time Warner  Inc. and  Bear,
           Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated.**
99.2     --Form of Letter of Transmittal.**
99.3     --Form of Notice of Guaranteed Delivery.**
99.4     --Form of Exchange Agency Agreement between the Exchange Agent and Time Warner Inc.**


- ------------

 * Incorporated by reference.


** Previously filed as an exhibit to this Registration Statement.

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